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The Charles Schwab Corporation

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2010 Proxy Statement

March 30, 2010

Dear Fellow Stockholders,

We cordially invite you to attend our 2010 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 13, 2010, at 2:00 p.m. This year, we are pleased to host our annual meeting as a virtual event at www.schwabevents.com/corporation, where stockholders will be able to submit questions and to vote. You also may attend the meeting in person at 211 Main Street, San Francisco, California. If you plan to attend the meeting in person or virtually via the internet, please follow the registration instructions as outlined in this proxy statement.

We regret the loss of our fellow director, trusted advisor and friend, Donald G. Fisher, in September 2009. Don was a director since 1988. During his twenty-one years of service to the company, his insights, strategic counsel and entrepreneurial spirit played a key role in our transformative growth. Don’s extraordinary generosity was exemplified through his philanthropy, community service and support for the arts and education.

We extend our sincerest thanks to William F. Aldinger, whose service as a director will end at the annual meeting. We appreciate Bill’s distinguished service to our board, exemplified by his effective counsel, leadership and financial expertise.

At the annual meeting, we will conduct the items of business outlined in this proxy statement. We also will report on our corporate performance in 2009 and answer your questions.

Your vote is important. We encourage you to read this proxy statement carefully and to vote your shares as soon as possible, even if you plan to attend the meeting. Voting instructions are contained on the proxy card or voting instruction form that you received with this proxy statement.

We look forward to your participation.

Sincerely,

CHARLES R. SCHWAB	WALTER W. BETTINGER II
CHAIRMAN	PRESIDENT AND CHIEF EXECUTIVE OFFICER

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NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

The 2010 Annual Meeting of Stockholders of The Charles Schwab Corporation will be held on Thursday, May 13, 2010, at 2:00 p.m., Pacific Time, at 211 Main Street, San Francisco, California. You also may attend virtually via the internet at www.schwabevents.com/corporation. At the annual meeting, we will conduct the following items of business:

•	elect two directors for three-year terms,

•	vote to ratify the selection of independent auditors,

•	vote to approve the amended Corporate Executive Bonus Plan,

•	vote on two stockholder proposals, and

•	consider any other business properly coming before the meeting.

Stockholders who owned shares of our common stock at the close of business on March 15, 2010 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available prior to the meeting at our principal executive offices at 211 Main Street, San Francisco, California 94105.

By Order of the Board of Directors,

CARRIE E. DWYER

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND

CORPORATE SECRETARY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 13, 2010. The proxy statement and annual report to security holders are available in the “Investor Relations” section of our web site at

www.aboutschwab.com.

Your Vote is Important

Please vote as promptly as possible by following the instructions on your proxy card or voting instruction form. If you plan to attend the meeting in-person or virtually via the internet, you must register by following the instructions contained in the “Information about the Annual Meeting”

section of this proxy statement.

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PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

The company’s Board of Directors is sending these proxy materials to you on or about March 30, 2010. Stockholders who owned the company’s common stock at the close of business on March 15, 2010 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 1,193,119,403 shares of common stock outstanding on March 15, 2010.

PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

We recommend that you vote:

•	for the election of two directors for three-year terms,

•	for the ratification of the selection of independent auditors, and

•	for approval of the amended Corporate Executive Bonus Plan.

ELECTION OF DIRECTORS

Nominees for directors this year are:

•	Arun Sarin

•	Paula A. Sneed

Each nominee is presently a director of the company and has consented to serve a three-year term. Biographical information about each of the nominees is contained in the following section.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as Deloitte) as the company’s independent registered public accounting firm for the 2010 fiscal year. Deloitte has served in this capacity since the company’s inception. We expect representatives of Deloitte to attend the annual meeting of stockholders, where they will respond to appropriate questions from stockholders and have the opportunity to make a statement.

As required by federal law, the Audit Committee has the sole authority to retain the independent auditors. Although we are not required to submit the selection of the independent auditors to stockholders, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the next fiscal year.

APPROVAL OF THE AMENDED CORPORATE EXECUTIVE BONUS PLAN

In December 2009, the Compensation Committee amended the Corporate Executive Bonus Plan, subject to stockholder approval. The plan provides for the payment of bonuses to officers at the level of executive vice president or above, based on attainment of certain objective performance criteria. Currently, thirteen officers are in this group. The Compensation Committee is able to select from among various performance measures as set forth in Exhibit A to this proxy statement. The maximum amount that may be paid under the plan is $15 million to the Chief Executive Officer and $8 million to any other executive officer.

Section 162(m) of the Internal Revenue Code authorizes tax deductions for certain executive compensation in excess of $1 million, if such compensation is paid under a performance plan and stockholders have approved the material terms of the performance plan at least once every five years. The last time stockholders approved the Corporate Executive Bonus Plan was in 2005, so we are seeking stockholder approval now to permit us to continue to structure performance-based compensation that meets these requirements.

Under the proposed amendments, the Compensation Committee may pay awards either in cash or in stock granted under the 2004 Stock Incentive Plan. This proposed amendment gives the committee the flexibility to pay a greater proportion of total executive compensation in a form that is tied to the long-term performance of the company.

PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

The current plan provides that the Compensation Committee must establish target award amounts and the bonus formula within 90 days after the start of the performance period. The proposed amendments change the period for establishing target award amounts and the bonus formula to the later of 90 days after the start of the performance period or the date on which 25 percent of the performance period has elapsed, consistent with Section 162(m) of the Internal Revenue Code.

The proposed amendments also clarify that: (i) the maximum amount of the awards (subject to the limits disclosed above) is calculated at the end of the performance period, (ii) the Board of Directors as well as the Compensation Committee may amend, suspend or terminate the Corporate Executive Bonus Plan, and (iii) awards made to employees who terminate prior to the end of or who are on leaves of absence during the performance period will be made after the completion of the performance period based on the achievement of the performance criteria.

Because awards under the amended plan are discretionary and the specific performance criteria for awards may vary from year to year, the company is not able to determine in advance any specific amounts payable to plan participants or class of participants.

For a copy of the amended plan, please refer to Exhibit A to this proxy statement.

THE BOARD OF DIRECTORS

MEMBERS OF THE BOARD OF DIRECTORS

NANCY H. BECHTLE

DIRECTOR SINCE 1992

Ms. Bechtle, age 72, served as President and Chief Executive Officer of the San Francisco Symphony from 1987 until 2001 and has served as a member of the San Francisco Symphony Board of Governors since 1984. She was a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, from 1979 to 1998. Ms. Bechtle has served as Chairman and a director of Sugar Bowl Ski Corporation since 1998. She was appointed a director of the Presidio Trust in 2008 and currently serves as its Chairman. She also served as a director of the National Park Foundation from 2002 until 2008 and was its Vice Chairman from 2005 until 2008. Ms. Bechtle’s term expires in 2012.

Ms. Bechtle brings leadership skills and financial experience to the board, having served as Chief Financial Officer of J.R. Bechtle & Co., Chairman of Sugar Bowl Ski Corporation and Chief Executive Officer of the San Francisco Symphony. She has deep knowledge of the company and its business, having served on our board since 1992.

WALTER W. BETTINGER II

DIRECTOR SINCE 2008

Mr. Bettinger, age 49, has served as President and Chief Executive Officer of The Charles Schwab Corporation and a member of the Board of Directors since October 2008. He also serves on the Board of Directors of Charles Schwab & Co., Inc. and Charles Schwab Bank, and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Schwab Strategic Trust, Laudus Trust, and Laudus Institutional Trust, all registered investment companies. Prior to assuming his current role, he served as President and Chief Operating Officer of the company. He also served as Executive Vice President and President – Schwab Investor Services from 2005 until 2007, Executive Vice President and Chief Operating Officer – Individual Investor Enterprise from 2004 until 2005, Executive Vice President and President – Corporate Services from 2002 until 2004 and Executive Vice President and President – Retirement Plan Services from 2000 until 2002. Mr. Bettinger joined the company in 1995 as part of the acquisition of The Hampton Company, which he founded in 1983. His term expires in 2012.

Mr. Bettinger has significant financial services experience, having served in a senior executive role overseeing sales, service, marketing and operations. As Chief Executive Officer of the company, Mr. Bettinger works closely with the Board of Directors in evaluating and enhancing the strategic position of the company.

C. PRESTON BUTCHER

DIRECTOR SINCE 1988

Mr. Butcher, age 71, has been Chairman and Chief Executive Officer of Legacy Partners (formerly Lincoln Property Company N.C., Inc.), a real estate development and management firm, since 1998 and Chairman of the Board, Chief Executive Officer and Director of KBS Legacy Partners Apartment REIT, Inc., a real estate investment trust, since August 2009. Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. from 1967 until 1998. He is a director of Northstar Realty Finance Corp. Mr. Butcher’s term expires in 2012.

Mr. Butcher brings leadership skills and experience in complex financial transactions to the board as Chairman and Chief Executive Officer of Legacy Partners. He has deep knowledge of the company and its business, having served on our board since 1988.

THE BOARD OF DIRECTORS

FRANK C. HERRINGER

DIRECTOR SINCE 1996

Mr. Herringer, age 67, has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by AEGON N.V. From the date of the acquisition until 2000, Mr. Herringer served on the Executive Board of AEGON N.V. and as Chairman of the Board of AEGON USA, Inc. Mr. Herringer is also a director of AEGON U.S. Corporation, the holding company for AEGON N.V.’s operations in the United States, Amgen Inc., a biotechnology company, Safeway, Inc., a food and drug retailer, and Cardax Pharmaceuticals, a biotechnology company. Mr. Herringer’s term expires in 2011.

Mr. Herringer brings public company knowledge and leadership experience to the board, having served as Chief Executive Officer of Transamerica, and his service at Transamerica and AEGON contribute to his knowledge of the financial services industry. Mr. Herringer brings insights to our board from his service on other public company boards.

STEPHEN T. MCLIN

DIRECTOR SINCE 1988

Mr. McLin, age 63, has been Chairman and Chief Executive Officer of STM Holdings LLC, which offers merger and acquisition advice, since 1998. From 1987 until 1998, he was President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm, and parent of EurekaBank. Before that, he was an Executive Vice President of Bank of America. Mr. McLin is an advisory director of Headwaters MB, a merchant bank, and Financial Technology Ventures, a private equity fund. Mr. McLin’s term expires in 2011.

Mr. McLin brings leadership experience to the board, having served as Chief Executive Officer of America First Financial Corporation, and extensive knowledge of the financial services industry through his experience at STM Holdings, LLC, America First Financial Corporation and Bank of America. His financial expertise is critical for his role as Audit Committee Chairman.

ARUN SARIN

DIRECTOR SINCE 2009

Mr. Sarin, age 55, served as Chief Executive Officer of Vodafone Group Plc, a mobile telecommunications company, from 2003 until his retirement in 2008. Beginning in 1984, he held a variety of management positions with Pacific Telesis Group, a telecommunications company, and AirTouch Communications, Inc., a wireless telecommunications company, which was spun off from Pacific Telesis Group in 1994. He was appointed President and Chief Operating Officer of AirTouch in 1997. In 1999, Mr. Sarin was appointed Chief Executive Officer of Vodafone’s US/AsiaPacific region. He left Vodafone in 2000 to become Chief Executive Officer of Infospace, Inc., an information technology company. From 2001 until 2003, he served as Chief Executive Officer of Accel-KKR, a private equity firm. He served as a non-executive director of the Court of the Bank of England from 2005 until May 2009. He currently serves as senior advisor for KKR. Mr. Sarin is a director of Cisco Systems, Inc., a networking and communications technology company, and Safeway, Inc., a food and drug retailer. Mr. Sarin is a nominee for election this year.

Mr. Sarin brings public company knowledge and leadership experience to the board, having served as President and Chief Operating Officer of AirTouch Communications, Inc. and Chief Executive Officer of Vodafone Group Plc. He brings insights to our board from his service on other public company boards.

THE BOARD OF DIRECTORS

CHARLES R. SCHWAB

DIRECTOR SINCE 1986

Mr. Schwab, age 72, has been Chairman and a director of The Charles Schwab Corporation since its incorporation in 1986. Mr. Schwab served as Chief Executive Officer of the company from 1986 to 1997 and from 2004 until October 2008. He served as Co-Chief Executive Officer of the company from 1998 to 2003. Mr. Schwab was a founder of Charles Schwab & Co., Inc. in 1971, has been its Chairman since 1978, and served as its Chief Executive Officer from 2004 until October 2008. Mr. Schwab is Chairman of Charles Schwab Bank and Chairman and trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust and Laudus Institutional Trust, all registered investment companies. Mr. Schwab’s term expires in 2011.

Mr. Schwab is the founder of the company, was the Chief Executive Officer of the company, and has been the Chairman since its inception. His vision continues to drive the company’s growth.

PAULA A. SNEED

DIRECTOR SINCE 2002

Ms. Sneed, age 62, is Chairman and Chief Executive Officer of Phelps Prescott Group, LLC, a strategy and management consulting firm. She served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, Inc., a global food and beverage company from 2005 until her retirement in 2006; Senior Vice President, Global Marketing Resources and Initiatives from 2004 to 2005; and Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc., from 2000 until 2004. She joined General Foods Corporation (which later merged with Kraft Foods) in 1977 and held a variety of management positions, including Chief Marketing Officer, Executive Vice President and President Desserts division, and

Executive Vice President and President eCommerce division. Ms. Sneed is a director of Airgas, Inc., a national distributor of industrial, medical and specialty gases and related equipment, Communispace Corporation, a marketing research firm, and Tyco Electronics, a manufacturer of engineered electronic components, network solutions, wireless systems and telecommunications systems. Ms. Sneed is a nominee for election this year.

Ms. Sneed brings marketing skills and leadership experience to the board, having served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, her other management positions at Kraft, and as Chairman and Chief Executive Officer of Phelps Prescott Group. She brings insights to our board through her service on other public company boards.

ROGER O. WALTHER

DIRECTOR SINCE 1989

Mr. Walther, age 74, has served as Chairman and Chief Executive Officer of Tusker Corporation, a real estate and business management company, since 1997. He served as Chairman and Chief Executive Officer of ELS Educational Services, Inc., a provider in the United States and internationally of courses in English as a second language, between 1992 and 1997. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to 1993. Mr. Walther served as Chairman and a director of First Republic Bank from 1985 until 2007. Mr. Walther’s term expires in 2011.

Mr. Walther brings public company knowledge, leadership, and financial services industry experience to the board, having served as Chairman and Chief Executive Officer of Tusker Corporation, Chairman and a director of First Republic Bank, Chief Executive Officer of ELS Educational Services, Inc. and Chief Executive Officer of AIFS, Inc.

THE BOARD OF DIRECTORS

ROBERT N. WILSON

DIRECTOR SINCE 2003

Mr. Wilson, age 69, is Chairman of Still River Systems, a medical device company. Mr. Wilson was Chairman of Caxton Health Holdings, LLC, a healthcare-focused investment firm, from 2004 through 2007, and was Vice Chairman of the board of directors of Johnson & Johnson, a manufacturer of health care products, from 1989 until 2003. Mr. Wilson joined Johnson & Johnson in 1964. Mr. Wilson is also a director of Hess Corporation, an integrated oil and gas company, and Synta Pharmaceuticals Corporation, a bio-pharmaceutical company. Mr. Wilson’s term expires in 2011.

Mr. Wilson brings public company knowledge and leadership experience to the board, having served as Vice Chairman of Johnson & Johnson, Chairman of Still River Systems, and Chairman of Caxton Health Holdings. He brings insights to our board as a director of other public company boards.

DIRECTOR INDEPENDENCE

We have considered the independence of each member of the board in accordance with New York Stock Exchange corporate governance standards. To assist us in our determination, we also adopted general guidelines for independence. The guidelines for independence are available on the company’s website at www.aboutschwab.com/governance.

Based on our guidelines and New York Stock Exchange corporate governance standards, we have determined that the following directors are independent: William F. Aldinger III, Nancy H. Bechtle, C. Preston Butcher, Frank C. Herringer, Stephen T. McLin, Arun Sarin, Paula A. Sneed, Roger O. Walther, and Robert N. Wilson.

In determining independence, the Board of Directors considers broadly all relevant facts and circumstances regarding a director’s relationships with the company.

All non-employee directors receive compensation from the company for their service as a director, as disclosed in the section “Compensation Information – Director Compensation,” and are entitled to receive reimbursement for their expenses in traveling to and participating in board meetings. As disclosed in the “Transactions with Related Persons” section of this proxy statement, some directors and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

In addition to the relationships outlined above, the board considered the following types of relationships for the following directors:

•

William F. Aldinger III: The director served as a director of another company that provides telecommunications services to the company in the ordinary course of business through usual trade terms or competitive bids.

•	Nancy H. Bechtle: The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	Stephen T. McLin: The director’s son is employed by the company in a non-executive officer, non-managerial capacity.

•	Paula A. Sneed: The director serves as a director of another company that provides marketing services to the company in the ordinary course of business through usual trade terms or competitive bids.

THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE INFORMATION

Board Leadership

The Chairman of the Board is Charles R. Schwab. The Chairman and Chief Executive Officer roles are split, and Mr. Bettinger serves as Chief Executive Officer. The Chairman of the Board approves the agenda for board meetings and leads the board in its discussions. Mr. Schwab and Mr. Bettinger, as the only two management directors, do not participate in sessions of non-management directors. As provided in our Corporate Governance Guidelines, non-management directors meet regularly in executive session without management. The chairman of the Nominating and Corporate Governance Committee presides over the executive sessions of non-management directors. Mr. Herringer, as chairman of the Nominating and Corporate Governance Committee in 2009, was the lead non-management director.

The board has three standing committees (Audit, Compensation, and Nominating and Corporate Governance) that are composed entirely of independent directors and are chaired by independent directors. Given the role and scope of authority of these committees, and that 80% of the board is composed of independent directors, the board believes that its leadership structure, with the Chairman of the Board leading board discussions, and the Chairman of the Nominating and Corporate Governance Committee leading non-management executive sessions, is appropriate.

Risk Oversight

As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the company. Responsibility for oversight of risk management is delegated to the Audit Committee, which reviews with management the company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviewed the compensation program with respect to incentives for risk-taking by employees. For further discussion of risk management at the company, please see “Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Management” of the company’s Form 10-K for the period ended December 31, 2009.

Board Structure and Committees

The authorized number of directors is currently eleven and the company has eleven directors. The board has approved a decrease in the authorized number of directors to ten, effective when Mr. Aldinger’s service ends at the annual meeting. Two directors are nominees for election this year and eight directors will continue to serve the terms described in their biographies.

Directors currently serve staggered terms. Each director who is elected at an annual meeting of stockholders serves a three-year term, and the directors are divided into three classes.

The board held six regular meetings in 2009. Each director attended at least 75% of all board and applicable committee meetings during 2009. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2009, ten directors attended the annual meeting.

We have an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees is composed entirely of “independent directors” as determined by the Board of Directors in accordance with its independence guidelines and New York Stock Exchange corporate governance standards. In addition to those standing committees, the board may from time to time establish ad hoc committees to assist in various matters.

The Audit Committee held nine meetings in 2009 and is composed of the following members: Stephen T. McLin (Chairman), William F. Aldinger III, C. Preston Butcher,

THE BOARD OF DIRECTORS

and Arun Sarin. None of the directors on the Audit Committee is or has been an employee of The Charles Schwab Corporation or any of its subsidiaries. None of the Audit Committee members simultaneously serves on the audit committees of more than three public companies, including ours. All of the members of the Audit Committee are able to read and understand fundamental financial statements, including the company’s balance sheet, income statement, and cash flow statement. The board has determined that William F. Aldinger III and Stephen T. McLin are Audit Committee financial experts. Mr. Aldinger will no longer serve on the Audit Committee after he discontinues his board service effective as of the annual meeting.

The Audit Committee:

•	reviews and discusses with management and the independent auditors the company’s annual and quarterly financial statements and the integrity of the financial reporting process,

•	reviews the qualifications and independence of the independent auditors and performance of the company’s internal and independent auditors,

•	reviews reports from management regarding major risk exposures and steps management has taken to address such exposures, and

•	reviews compliance with legal and regulatory requirements.

The Compensation Committee held six meetings in 2009 and is composed of the following members: Roger O. Walther (Chairman), Nancy H. Bechtle, Frank C. Herringer, Paula A. Sneed, and Robert N. Wilson. The Compensation Committee:

•	annually reviews and approves corporate goals and objectives relating to compensation of executive officers and other senior officers,

•	evaluates the performance of executive officers and other senior officers and determines their compensation levels,

•	reviews and approves compensatory arrangements for executive officers and other senior officers, and

•	approves long-term awards for executive officers and other senior officers.

The Nominating and Corporate Governance Committee held one meeting in 2009 and is composed of the following members: Frank C. Herringer (Chairman), William F. Aldinger III, Nancy H. Bechtle, C. Preston Butcher, Stephen T. McLin, Arun Sarin, Paula A. Sneed, Roger O. Walther, and Robert N. Wilson. Mr. Aldinger will no longer serve on the Nominating and Corporate Governance Committee after he discontinues his board service effective as of the annual meeting. The Nominating and Corporate Governance Committee:

•	identifies and evaluates individuals qualified to serve on the board,

•	recommends nominees to fill vacancies on the board and each board committee and recommends a slate of nominees for election or re-election as directors by the stockholders,

•	makes recommendations regarding succession planning for the Chief Executive Officer and executive management, and

•	assesses the performance of the board and its committees and recommends corporate governance principles for adoption by the board.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have written charters. You may find a copy of these charters, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the company’s website at www.aboutschwab.com/governance. You also may obtain a paper copy of these items, without charge, from:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF211MN-05

211 Main Street

San Francisco, California 94105

THE BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been an officer or employee of the company or any of its subsidiaries. There were no Compensation Committee interlocks as defined under Securities and Exchange Commission rules during 2009.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this year’s proxy statement. The company’s stockholders previously elected Ms. Sneed. The Board of Directors appointed Mr. Sarin as a director in October 2009. While Mr. Sarin previously served as a director of the company from 1998 to 2003, this is the first time he is standing for election since his appointment in 2009. The Chairman suggested Mr. Sarin’s name as a candidate to the Nominating and Corporate Governance Committee, and the committee, comprised of independent directors, recommended Mr. Sarin’s nomination as a candidate.

The Nominating and Corporate Governance Committee has a policy to consider candidates recommended by stockholders. The policy provides that stockholder recommendations must be in writing and include the following information: (i) the name, address and contact information of the recommending stockholder; (ii) proof of the stockholder’s share ownership; (iii) a resume or statement of the candidate’s qualifications; and (iv) a statement of the stockholder’s relationship with the proposed candidate or interest in the proposed candidacy. The written recommendation must be addressed to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement.

Diversity

When identifying director nominees, the board considers the qualifications and skills represented on the board. As discussed in the “Director Qualifications” section below, one of the considerations evaluated by the board is the diversity of experience and background of directors. This consideration is broad, is consistent with our company’s non-discrimination policies, and includes diversity of skill sets and experience as well as background, including race and gender.

The Nominating and Corporate Governance Committee annually reviews the structure and size of the board to assure that the proper skills are represented on the board. This assessment includes the effectiveness of board composition, including the qualifications, skills, and diversity represented on the board.

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines, which are available on the company’s website at www.aboutschwab.com/governance. In addition, the committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	the ability to work together with other directors, with full and open discussion and debate as an effective group,

•

current knowledge and experience in the company’s business or operations, or contacts in the community in which the company does business and in the industries relevant to the company’s business, or substantial business, financial or industry-related experience, and

•	the willingness and ability to devote adequate time to the company’s business.

The committee also considers the following qualities and skills when making its determination whether a nominee is qualified for the position of director:

•	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties,

THE BOARD OF DIRECTORS

•	diversity of experience and background, including the need for financial, business, academic, public sector and other expertise on the board or board committees, and

•	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

Identifying and Evaluating Candidates for Director

The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of board members in the context of the current composition of the board. Candidates considered for nomination to the Board of Directors may come from several sources, including current and former directors, professional search firms and stockholder recommendations. Nominees for director are evaluated, in consultation with the company’s Chairman, by the committee, which may retain the services of a professional search firm to assist it in identifying or evaluating potential candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you wish to communicate with the board, the chairman of the Nominating and Corporate Governance Committee, or with the independent directors as a group, you may send your communication in writing to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement. You must include your name and address in the written communication and indicate whether you are a stockholder of the company.

The Assistant Corporate Secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. The Assistant Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the company for resolution. In such cases, the Assistant Corporate Secretary will retain a copy of such communication for review by any director upon his or her request.

AUDITOR FEES

Audit Fees

The aggregate fees for professional services billed by Deloitte in connection with their audits of the consolidated annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and reviews of the consolidated financial statements included in quarterly reports on Form 10-Q were:

Fiscal year ended December 31:

2009	$3.9 million

2008	$4.5 million

Audit-Related Fees

“Audit-Related” fees include assurance and related services, such as reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence and related services. The aggregate fees billed by Deloitte for such services were:

Fiscal year ended December 31:

2009	$1.0 million

2008	$1.4 million

THE BOARD OF DIRECTORS

Tax Fees

The Audit Committee has limited tax services by Deloitte to tax return review, preparation and compliance. The aggregate fees billed by Deloitte for these services were:

Fiscal year ended December 31:

2009	$0.1 million

2008	$0.1 million

All Other Fees

All other services represent fees not included in “audit fees,” “audit-related fees,” and “tax fees.” The aggregate fees billed by Deloitte for these services were:

Fiscal year ended December 31:

2009	None

2008	None

In addition to the services listed above, Deloitte provides audit services to certain unconsolidated affiliated mutual funds and foundations. The fees for such audit services are included in the expenses of the mutual funds and foundations and borne by the stockholders of the funds and foundations. Amounts billed by Deloitte for these services were $0.1 million in both 2009 and 2008. These amounts are not included in the expenses of The Charles Schwab Corporation.

Non-Audit Services Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services performed by Deloitte. The Audit Committee’s policy prohibits engaging Deloitte to perform the following non-audit services:

•	any contingent fee arrangement,

•	bookkeeping or other services relating to accounting records or financial statements,

•	broker-dealer services,

•	actuarial services,

•	management and human resource functions, including executive search services,

•	legal services and expert services unrelated to the audit,

•	appraisal and valuation services, fairness opinions or contribution-in-kind reports,

•	internal audit outsourcing,

•	financial information systems design and implementation,

•	tax consulting or advice or a tax opinion on an “aggressive” tax position or on a “listed transaction” or a “confidential transaction” as defined by U.S. Department of Treasury regulations, and

•	tax services to employees who have a financial reporting oversight role.

The policy requires the approval of the Audit Committee for other non-audit services performed by Deloitte. The policy divides non-audit services into three separate categories, which the Audit Committee has pre-approved subject to an annual aggregate dollar limit for each category. Once the dollar limit in each of these three categories is reached, the Audit Committee will decide whether to establish an additional spending limit for the category or whether to specifically approve each additional service in the category for the remainder of the year. The three categories are:

•

accounting theory consultation (includes services such as guidance on the application of Generally Accepted Accounting Principles to various transactions and guidance on the effects of new accounting pronouncements),

•

assurance and due diligence (includes services such as certain reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence, employee benefit plan audits, and foreign statutory audits and regulatory reports), and

•	tax return review, preparation and compliance.

THE BOARD OF DIRECTORS

Services not subject to approval limits in one of the three categories above require specific pre-approval from the Audit Committee. Fees related to services requiring specific pre-approval are limited, on an annual basis, to 50% of the combination of audit fees, audit-related fees and tax fees.

The policy permits the Audit Committee to delegate approval authority to one or more members of the Audit Committee, provided that the member or members report to the entire Audit Committee approval actions taken since the last Audit Committee meeting. The policy expressly prohibits delegation of approval authority to management.

In fiscal years 2009 and 2008, the Audit Committee pre-approved 100% of the services performed by Deloitte relating to “audit-related fees” and “tax fees.”

AUDIT COMMITTEE REPORT

The Audit Committee has met and held discussions with management and the company’s independent registered public accounting firm. As part of this process, the committee has:

•  reviewed and discussed the audited financial statements with management,

•  discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 114, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and

•  received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stephen T. McLin, Chairman

William F. Aldinger III

C. Preston Butcher

Arun Sarin

COMPENSATION INFORMATION

COMPENSATION DISCUSSION

AND ANALYSIS

The Compensation Committee’s compensation philosophy and objectives are designed to:

•	attract, motivate and retain executive officers,

•	align executive compensation opportunities with the long-term interests of the company and its stockholders, and

•	link executive pay with individual and company performance.

How Compensation Decisions Were Made

The Compensation Committee reviews and approves compensation for the Chairman, the Chief Executive Officer, executive officers, and other senior officers. It reviews and recommends to the board compensation for the non-employee directors. The Compensation Committee evaluates as a committee, or together with the other independent directors and the Chairman, the performance and compensation of the Chief Executive Officer. The Compensation Committee also considers recommendations from the Chairman and the Chief Executive Officer regarding compensation for the other executive officers and performance criteria for annual and long-term incentives. These recommendations are developed in consultation with the Executive Vice President – Human Resources and Employee Services and, with respect to performance criteria and goals for annual and long-term incentives, the Chief Financial Officer. While the Compensation Committee considers these recommendations, it does not delegate authority to management for executive compensation decisions.

The Compensation Committee’s review of executive compensation in 2009 included consideration of the economic environment, new laws and regulations, and proposed legislation. The examination of the executive compensation programs resulted in changes to strengthen our focus on corporate performance and maintain a balanced approach to managing risk within the programs. The Compensation Committee also reviewed management’s report on compensation practices and policies and the potential impact on risk- taking by employees. The report assessed all employee compensation programs, variable compensation below the executive level, the parameters of the compensation plans and the oversight and approval process for new and existing compensation plans. The report identified the following risk-mitigating factors currently in place: approval of executive compensation by an independent board committee, performance-based long-term incentive awards, a balanced suite of performance metrics, caps on annual incentive opportunities, performance goals based on board-approved business plans, meaningful executive stock ownership guidelines, and modest severance benefits.

As part of its review of the economic environment, the Compensation Committee reviewed the previously-selected peer group of companies for continued relevance and competitiveness. The companies in the peer group were selected based on quantitative factors such as revenue, market capitalization and number of employees and qualitative factors such as business model, geographical coverage, and competition for business and for employees. This peer group was: Ameriprise Financial, Inc.; Comerica, Inc.; E*Trade Financial Corp.; Fifth Third Bancorp; Fidelity Investments; Franklin Resources Inc.; Janus Capital Group Inc.; KeyCorp; Legg Mason Inc.; Northern Trust Corp.; PNC Financial Services Group Inc.; Raymond James Financial Corp.; State Street Corp.; TD Ameritrade Holding Co.; and T. Rowe Price Group, Inc. In 2009, six of the fifteen companies participated in the Troubled Asset Relief Program, and performance of companies in the peer group varied greatly from the prior year. The Compensation Committee decided not to change the peer group at this time but recognized the potential for variations in compensation practices and will monitor the group for continued relevance.

In setting compensation in 2009, the Compensation Committee considered a competitive pay analysis prepared by Hewitt Associates, the Compensation Committee’s compensation consultant, each executive’s

COMPENSATION INFORMATION

experience, role, past and expected performance, pay relative to internal peers, and the economic environment. Hewitt Associates provided benchmarking data on external peers and general advice and counsel with respect to management programs, market practices and trends. The Compensation Committee also reviewed reports prepared by the company’s Human Resources Department on each executive’s pay history, total 2008 compensation, projected 2009 compensation, the value and vesting schedule of outstanding long-term awards, the value of performance-based restricted stock forfeited in 2009, 401(k) balances, deferred compensation balances, each component of pay as a percentage of total compensation, and earnings from long-term compensation. The Compensation Committee did not use a formula or assign a weighting to various factors considered in setting compensation. It did not target a specific percentage mix between cash compensation and long-term incentives or any specific percentage of total compensation for each compensation component.

The Compensation Committee reviewed benchmarking data based on functional title (where available) and ranking (based on proxy disclosures). The benchmarking data was used as market reference points to assess the competitiveness of compensation. In 2009, Hewitt Associates provided benchmarking data on each component of compensation for each named executive officer and on total direct compensation, which includes salary, bonus and long-term incentives valued at grant, excluding special awards (for example, promotional or new hire awards). Generally, our philosophy is to position base pay near the 50th percentile and target total cash and long-term incentives between the 50th and 75th percentile, over time. However, the market percentiles are not used as targets for setting compensation.

The Compensation Committee believes that it is generally in the best interests of stockholders to structure compensation plans so that compensation is performance-based and therefore deductible under Section 162(m) of the Internal Revenue Code. However, depending on business needs, the Compensation Committee may use its discretion to approve compensatory arrangements that are not deductible under Section 162(m). In 2009, compensation of the named executive officers was deductible under Section 162(m) except for portions of compensation in excess of $1 million received by a named executive officer due to the vesting of past equity awards that are not considered performance-based, such as time-vested restricted stock and dividends on restricted stock.

What Compensation Was Awarded and Why

The Compensation Committee believes that base salary, annual cash incentives and long-term incentive awards are the key compensation elements for achieving its compensation objectives. It strives to balance various incentives to motivate and reward executive officers for effectively evaluating business opportunities and taking appropriate risks to grow the company and generate long-term value for stockholders.

Base Salary

The Compensation Committee believes that base salary is a key element to attract, motivate and retain executive officers. In 2009, the Compensation Committee did not increase base salaries for the named executive officers. After review of the factors previously outlined and in consideration of the economic environment, the Compensation Committee did not believe that adjustments to base salaries were appropriate for 2009.

Effective January 1, 2010, the Compensation Committee raised the base salary for each named executive officer, with the exception of Mr. Schwab and Mr. Bettinger, by $36,000. In an effort to simplify the compensation program, the Compensation Committee made this adjustment to base salaries to replace the $36,000 perquisite allowance that it eliminated for these officers effective December 31, 2009.

COMPENSATION INFORMATION

Annual Cash Incentives

The Compensation Committee believes that annual cash incentives align the interests of the executive officers with those of the company and its stockholders and link executive pay with performance. Annual cash incentive awards in 2009 for the named executive officers were made pursuant to the Corporate Executive Bonus Plan. In the first quarter of the year, the Compensation Committee established the performance criteria and set performance goals and a target award for each executive officer, expressed as a percentage of base salary. The performance goals for the company were based on overall corporate financial performance and were the same for all individual executive officers. The target award for each executive officer was based on factors previously outlined. In consideration of the economic environment, the Compensation Committee did not believe that adjustments to target awards for each executive officer were appropriate for 2009.

The Compensation Committee selected revenues and pre-tax reported profit margin as the performance criteria to focus executives on sustaining revenues and profitability while faced with a difficult economic environment. The performance goals for these performance criteria were set forth in a matrix, where one axis represented revenues and the second axis represented pre-tax reported profit margin. Award payouts under the matrix could range from 0% to 200% of the target award. The Compensation Committee set the target for a payout at 100% of the target award on the matrix at the intersection of revenues of $4,508 million and pre-tax reported profit margin of 33.5%. Because there are two axes on the matrix, there is a tradeoff between the revenues and pre-tax reported profit margin variables such that for a given payout, e.g., 100%, achieving revenues of greater than $4,508 million would allow for achieving pre-tax reported profit margin of less than 33.5%. Where achievement for both variables is higher than target, payouts could range from over 100% to 200% of the target award. If achievement for one or both variables is below the target values, then the payouts could range from 0% to under 100% of the target award.

In 2009, the actual results achieved were: revenues of $4,193 million and pre-tax reported profit margin of 30.4%. Under the matrix, these two variables supported a payout of 82% of the target award. The Compensation Committee reserves discretion to reduce payouts below the levels supported by the matrix for revenues and pre-tax reported profit margin. In light of the year-over-year financial performance of the company, the Compensation Committee exercised discretion and approved award payouts of 75% of target for each of the named executive officers.

In the first quarter of 2010, the Compensation Committee selected performance criteria for 2010 annual cash incentive awards under the Corporate Executive Bonus Plan. The performance criteria is based on overall corporate performance as measured by earnings per share.

Long-Term Incentives

The Compensation Committee believes that long-term incentives help achieve the three objectives of the executive compensation program. In 2009, it granted equity awards of stock options and performance-based restricted stock units based on its review of the factors noted above.

The Compensation Committee granted long-term equity awards of 70% stock options and 30% performance-based restricted stock units to the named executive officers. The stock options vest 25% annually over four years and the performance-based restricted stock units vest if performance goals based on return on equity are achieved. The performance-based restricted stock units vest 25% after each of the following performance periods, provided that the Compensation Committee certifies that the following goals have been met: a return on equity equal to 12% or greater for the one-year performance period ending September 30, 2010, and a return on equity equal to 13% or greater for each of the one-year performance periods ending September 30, 2011, 2012 and 2013. If the Compensation Committee certifies that the goal has been met for the performance

COMPENSATION INFORMATION

period, then the portion of the stock unit award that is due to vest for that performance period (25% of the total grant) will vest. If the goal has not been met, then none of the stock units due to vest for that performance period will vest.

If the performance-based restricted stock units do not vest during any particular annual performance period, there will be a second opportunity for the unvested units to vest after the conclusion of all one-year performance periods (September 30, 2013). Those unvested units will vest after the conclusion of all performance periods if the Compensation Committee certifies that a performance goal equal to an average annual return on equity of 13% or greater based on the four one-year performance periods is achieved.

The Compensation Committee also granted accumulated dividend equivalent payments on the performance-based restricted stock units. These payments will vest, if at all, at the same time as the underlying award. If the performance hurdles for return on equity are not met, the dividend equivalent payments will be forfeited.

The Compensation Committee increased the percentage of the long-term incentives granted in performance-based restricted stock units from 20% in 2008 to 30% in 2009 and selected return on equity as the performance criteria to focus executives on creating long-term stockholder value. It decreased the percentage granted in stock options from 80% in 2008 to 70% in 2009 to reduce the overall leverage in the long-term incentive awards. In addition, the Compensation Committee approved a second opportunity for the performance-based restricted stock units to vest at the end of four years to improve the retention value of the incentives.

In October 2009, named executive officers forfeited portions of the performance-based restricted stock granted to them in 2007 and 2008 because corporate performance for the applicable one-year performance periods ending September 30, 2009 did not meet the targets set when the awards were granted.

The Board of Directors has adopted stock ownership guidelines to promote significant equity ownership by executives and further align their long-term financial interests with that of other stockholders. Under the guidelines, the Chief Executive Officer is expected to maintain an investment position in company stock equal to at least five times base salary. All other executive officers are expected to maintain an investment position equal to at least three times base salary. Shares owned directly, beneficially owned under company benefit plans, restricted stock, and restricted stock units are included in determining ownership levels, but stock options are not. The stock ownership guidelines provide for potential penalties if the target ownership levels are not met within five years.

In addition to the stock ownership guidelines, speculative trading in the company’s stock is prohibited. Prohibited speculative trading includes short-term trading, selling short, buying options to open a position and selling uncovered options.

Guidelines for Equity Awards

The company has no program, plan or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to directors and executive officers are approved by the Compensation Committee or the independent directors at regularly scheduled meetings or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date or a fixed, future date specified at the time of the grant. Under the terms of the company’s stock incentive plan, the exercise price of options cannot be less than the closing price of company stock on the grant date. In the event of securities law violations, the Compensation Committee reserves the right to reduce or cause the executive to forfeit equity awards and to require disgorgement of any profit realized from equity awards.

COMPENSATION INFORMATION

Other Compensation

In 2005, the company replaced its car and parking allowance, financial planning reimbursement and executive medical benefit with a cash perquisite allowance. Executives have not been required to spend the cash perquisite allowance or report on how the amounts were used. In 2009, the named executive officers, other than Mr. Bettinger and Mr. Schwab, received a perquisite allowance in the amount of $36,000. The Compensation Committee replaced the perquisite allowance for all executive vice presidents with a corresponding adjustment to base salary effective January 1, 2010.

In connection with his promotion to President and Chief Executive Officer in 2008, the Compensation Committee approved certain benefits for Mr. Bettinger, including a car service for commuting purposes and use of fractionally-owned aircraft consistent with company policies.

In connection with his promotion to Executive Vice President – Institutional Services in 2008, the Compensation Committee approved certain benefits for Mr. McCool to assist with his relocation to the San Francisco Bay Area. These benefits are consistent with the company’s relocation program for officers. Mr. McCool completed his relocation in 2009 and his relocation expenses are outlined in the footnotes to the Summary Compensation Table.

As a result of the security study performed by an independent, third-party consulting firm, the company incurs costs for a driver and for the maintenance of security systems and equipment for Mr. Schwab that are necessary for his protection as the company’s founder and its Chairman.

Executive officers may participate in the company’s 401(k) plan and employee stock purchase plan available to all eligible employees subject to Internal Revenue Service limits, and a deferred compensation plan available to officers and other key employees. The company offers no defined benefit plan, special retirement plan for executives or other nonqualified excess plans.

All employees, including executive officers other than Mr. Schwab, are eligible to receive severance benefits under the company’s Severance Pay Plan, which is described in the narrative following the Termination and Change in Control Benefits Table. Benefits are available under this plan only in the event of termination of employment on account of job elimination. Under the severance program, executive vice presidents will be eligible to receive 15 days of base salary for each year of service with a minimum of seven months and a maximum of 12 months of severance pay. Mr. Schwab is entitled to severance benefits pursuant to his employment agreement described in the narrative to the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and the proxy statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

Nancy H. Bechtle

Frank C. Herringer

Paula A. Sneed

Robert N. Wilson

COMPENSATION INFORMATION

EXECUTIVE COMPENSATION TABLES

The following tables show compensation information for Walter W. Bettinger II, President and Chief Executive Officer, Joseph R. Martinetto, the company’s Chief Financial Officer, and the next three most highly compensated executive officers as of December 31, 2009. We refer to each of these officers as a “named executive officer.”

2009 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS[1] ($)	STOCK AWARDS[2] ($)	OPTION AWARDS[3] ($)	NON-EQUITY INCENTIVE PLAN COMPEN- SATION[4] ($)	ALL OTHER COMPEN- SATION[5] ($)	TOTAL ($)

Walter W. Bettinger II PRESIDENT AND CHIEF EXECUTIVE OFFICER	2009	900,000	—	1,950,000	4,550,000	2,531,250	98,160	10,029,410
	2008	793,750	128,250	3,000,000	7,000,000	4,348,950	119,890	15,390,840
	2007	683,333	—	4,885,000	9,017,865	7,052,500	1,953,026	23,591,724

Joseph R. Martinetto CHIEF FINANCIAL OFFICER	2009	450,000	—	360,000	840,000	506,250	56,564	2,212,814
	2008	443,333	—	240,000	960,000	884,899	55,474	2,583,706
	2007	381,210	409,465	452,500	997,500	427,625	71,071	2,739,371

Benjamin L. Brigeman EXECUTIVE VICE PRESIDENT – INVESTOR SERVICES	2009	475,000	—	435,000	1,015,000	534,375	59,055	2,518,430

James D. McCool EXECUTIVE VICE PRESIDENT – INSTITUTIONAL SERVICES	2009	475,000	—	420,000	980,000	534,375	243,291	2,652,666
	2008	435,833	—	300,000	1,200,000	910,850	861,828	3,708,511

Charles R. Schwab[6] CHAIRMAN	2009	500,000	—	900,000	2,100,000	937,499	221,604	4,659,103
	2008	858,333	—	—	—	2,466,833	65,240	3,390,406
	2007	900,000	—	—	3,500,000	3,685,500	77,365	8,162,865

(1)	The amounts shown in this column represent bonuses paid outside of the Corporate Executive Bonus Plan, a non-equity incentive plan, for officers who received promotions after the beginning of the performance period.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the performance-based and time-based awards. Performance-based restricted stock awarded in 2007 and 2008 and performance-based restricted stock units awarded in 2009 only vest upon satisfaction of the performance conditions of those awards. The maximum value of performance-based restricted stock or restricted stock units is included in the table, as the maximum value represents the estimated value of the award at the grant date based on the estimated probable outcome of such performance conditions. Accordingly, the maximum value represents the aggregate compensation cost expected at the grant date to be recognized over the service period (excluding the effect of any estimated forfeitures). Executive officers forfeited the portion of the performance-based restricted stock granted in 2007 and 2008 with vesting dates in 2009, because the performance conditions for those awards were not satisfied in 2009. The value of these subsequently-forfeited awards is not subtracted from the grant date fair values of the awards included in this column for 2007 and 2008. For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies,” and “ – Note 17. Employee Incentive, Deferred Compensation, and Retirement Plans” from the company’s Form 10-K for the period ending December 31, 2009.

COMPENSATION INFORMATION

(3)	The amounts shown in this column represent the aggregate grant date fair value of the stock option awards. For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies,” and “ – Note 17. Employee Incentive, Deferred Compensation, and Retirement Plans” from the company’s Form 10-K for the period ending December 31, 2009.

(4)	The amounts shown in this column include amounts earned under the Corporate Executive Bonus Plan.

(5)	The amounts shown in this column for 2009 include the following:

Named Executive Officer	Employer Matching Contributions[a] ($)	Restricted Stock Dividends[b] ($)	Perquisite Allowance[c] ($)	Security Costs[d] ($)	Relocation[e] ($)	Tax Reim- bursements[f] ($)

Walter W. Bettinger II	12,500	83,536	—	—	—	—

Joseph R. Martinetto	12,500	7,362	36,000	—	—	—

Benjamin L. Brigeman	12,500	9,814	36,000	—	—	—

James D. McCool	12,500	8,278	36,000	—	170,376	15,458

Charles R. Schwab	12,500	—	—	192,900	—	—

In addition to the amounts shown in the table above, the company incurred driver and vehicle costs for Mr. Schwab. Those costs are included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table. Mr. Bettinger has the use of parking and a car service for commuting purposes but did not utilize the car service in 2009. On certain occasions in 2009, Mr. Bettinger’s family members and guests took personal flights on fractionally-owned aircraft when accompanying company executives traveling for business purposes. There was no aggregate incremental cost to the company for those flights, including no reduced tax deductions.

(a)	The amounts in this column are the employer match under the company’s defined contribution plan, the SchwabPlan Retirement Savings and Investment Plan, which is a 401(k) plan available to all eligible employees.

(b)	The amounts in this column are dividends on unvested restricted stock awards. These amounts are not included in the fair market value of the stock on the grant date shown in the Grants of Plan-Based Awards Table.

(c)	The amounts in this column include the annual perquisite allowance for the named executive officers. Mr. Bettinger and Mr. Schwab did not receive a perquisite allowance in 2009. The Compensation Committee discontinued the perquisite allowance for executive vice presidents, effective December 31, 2009.

(d)	The amounts in this column represent costs for maintaining security systems and equipment for the protection of Mr. Schwab which were established as part of the company’s business protection plans and not for his personal benefit. The company adopted these security measures as part of the company’s business protection plans on the recommendation of an independent, third-party consulting firm. The value of maintaining security systems and equipment is measured at its aggregate incremental cost to the company, which includes the invoiced costs for monitoring and maintenance of the system.

COMPENSATION INFORMATION

(e)	In connection with his promotion to Executive Vice President – Institutional Services in 2008, the Compensation Committee approved relocation benefits for Mr. McCool consistent with the company’s relocation program for officers. Mr. McCool incurred relocation expense in 2009. The relocation expense was valued at its aggregate incremental cost to the company, which includes the invoiced costs for relocation services.

(f)	Represents tax reimbursements with respect to Mr. McCool’s relocation benefits.

(6)	Mr. Schwab has had an employment contract with the company since 1987. His employment contract is described in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

COMPENSATION INFORMATION

2009 Grants of Plan-Based Awards Table

NAME		DATE OF ACTION IF NOT GRANT DATE[1]	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[2]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[3]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDER- LYING OPTIONS[4] (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF EQUITY AWARDS ($)[5]
	GRANT DATE		THRES- HOLD ($)	TARGET ($)	MAXI- MUM ($)	THRES- HOLD (#)	TARGET (#)	MAXI- MUM (#)
Walter W. Bettinger II	2/5/2009 11/2/2009 11/2/2009	— 10/22/2009 10/22/2009	— — —	3,375,000 — —	6,750,000 — —	— — —	— 112,946 —	— — —	— — —	— — 685,241	— — 17.38	— 1,950,000 4,550,000
Joseph R. Martinetto	2/5/2009 11/2/2009 11/2/2009	— 10/22/2009 10/22/2009	— — —	675,000 — —	1,350,000 — —	— — —	— 20,852 —	— — —	— — —	— — 126,507	— — 17.38	— 360,000 840,000
Benjamin L. Brigeman	2/5/2009 11/2/2009 11/2/2009	— 10/22/2009 10/22/2009	— — —	712,500 — —	1,425,000 — —	— — —	— 25,196 —	— — —	— — —	— — 152,862	— — 17.38	— 435,000 1,015,000
James D. McCool	2/5/2009 11/2/2009 11/2/2009	— 10/22/2009 10/22/2009	— — —	712,500 — —	1,425,000 — —	— — —	— 24,327 —	— — —	— — —	— — 147,591	— — 17.38	— 420,000 980,000
Charles R. Schwab	2/5/2009 11/2/2009 11/2/2009	— 10/22/2009 10/22/2009	—	1,250,000 — —	2,500,000 — —	— — —	— 52,129 —	— — —	— — —	— — 316,266	— — 17.38	— 900,000 2,100,000

(1)	This column shows the date that the Compensation Committee or the independent directors took action with respect to the equity award if that date is different than the grant date. If the grant date is not the meeting date, it is a fixed, future date specified at the time of the grant.

(2)	These columns show the range of possible payouts for annual cash incentive awards granted in 2009 under the Corporate Executive Bonus Plan. The actual annual cash incentive awards paid for 2009 performance under this plan are shown in the “non-equity incentive plan compensation” column to the Summary Compensation Table.

(3)	These performance-based restricted stock unit awards were granted under the 2004 Stock Incentive Plan and vest in equal installments of 25% on the first, second, third, and fourth anniversary of the grant date, provided a performance target related to return on equity for the one-year performance period ending on each September 30 preceding the vesting date is met. If a performance target for any one-year performance period is not met, there will be a second opportunity to vest in any unvested restricted stock units at the end of the final performance period, if a performance target related to the average return on equity over the four one-year performance periods is met. Units that have not vested by November 2, 2013, the end of the four-year performance period, will be forfeited.

(4)	These stock option awards were granted under the 2004 Stock Incentive Plan and vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date and expire on November 2, 2019.

(5)	For option awards, the fair value on the grant date was determined by multiplying the number of shares granted by the fair value of an option as determined by a binomial option pricing model, which was $6.64. For restricted stock unit awards, the fair value on the grant date was determined by multiplying the number of shares granted by the average of the high and low market price of the company’s common stock on the grant date, which was $17.27.

COMPENSATION INFORMATION

NARRATIVE TO SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

Base Salaries

In 2009, the Compensation Committee adjusted base salaries for Mr. Martinetto, Mr. Brigeman and Mr. McCool effective January 1, 2010. These adjustments of $36,000, or 8%, replaced the perquisite allowance that the Compensation Committee discontinued for these officers and other executive vice presidents, effective December 31, 2009.

Defined Benefits and Deferred Compensation

The company does not offer defined benefit and actuarial pension plans, special retirement plans for executives or other nonqualified excess plans. The company does not offer above-market or preferential earnings under nonqualified deferred compensation plans or defined contribution plans.

All Other Compensation

Restricted stock dividends are included in the “all other compensation” section of the Summary Compensation Table, because these dividends are not included in the fair value of the stock on the grant date as shown in the Grants of Plan-Based Awards Table.

Employment Agreement for Mr. Schwab

The company and Mr. Schwab entered into an amended employment agreement, effective March 31, 2003. Stockholders approved the amended employment agreement. The amended agreement has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it. To address potential penalty taxes on deferred compensation pursuant to Section 409A of the Internal

Revenue Code and associated regulations, the Board of Directors and Mr. Schwab agreed to amendments to his employment agreement in 2008 to specify the timing of payments, establish definitions of triggering events that are consistent with the Internal Revenue Service’s guidance under Section 409A and delay certain payments until six months after Mr. Schwab leaves employment as required by Section 409A for certain employees. The amendments do not impact the amount of the payments.

The amended employment agreement provides for an annual base salary of $900,000, subject to annual review by the board, and provides that Mr. Schwab will be entitled to participate in all compensation and fringe benefit programs made available to other executive officers, including stock-based incentive plans. Mr. Schwab’s bonus is determined under the Corporate Executive Bonus Plan, as described in the Compensation Discussion and Analysis.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause. “Cause” is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the company. “Involuntary termination” includes a material change in Mr. Schwab’s capacities or duties at the company.

If an involuntary termination is not due to death, disability or cause:

•

Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation and benefit plans for which he was or would have been eligible (but excluding additional grants under stock incentive plans), and

•	all his outstanding, unvested awards under stock incentive plans will vest fully on the termination date.

COMPENSATION INFORMATION

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

•	his base salary and benefits, less any payments under the long-term disability plan, for a period of 36 months from the termination date, and

•	a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

If an involuntary termination is due to death, a lump sum payment will be made to Mr. Schwab’s estate equal to five times his then base salary.

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the company, he will be entitled to receive his base salary up to the date of resignation, plus a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, Mr. Schwab has the right (but not the obligation) to enter into a consulting arrangement with the company if he voluntarily resigns his employment upon 6 months’ written notice to the company, or within 24 months of a change in control of the company if he voluntarily resigns or his employment is involuntarily terminated. Under that arrangement, Mr. Schwab would provide certain consulting services to the company for a period of five years for an annual payment equal to $1 million or 75% of his then base salary, whichever is less.

For estimated termination and change in control payments and benefits to Mr. Schwab, please refer to the “Termination and Change in Control Benefits Table.”

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the company during the term of the agreement and for a period of five years following a voluntary resignation of employment. (However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the company.)

License Agreement for Mr. Schwab

The company and Charles Schwab & Co., Inc. also are parties to an assignment and license agreement with Mr. Schwab that was approved in July 1987 by the company’s non-employee directors. Under the agreement, Mr. Schwab has assigned to the company all service mark, trademark, and trade name rights to Mr. Schwab’s name (and variations on the name) and likeness. However, Mr. Schwab has the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business, so long as Mr. Schwab’s use of his name does not cause confusion about whether the company is involved with goods or services actually created, endorsed, marketed or sold by Mr. Schwab or by third parties unrelated to the company. The assignment and license agreement defines the “financial services business” as the business in which Charles Schwab & Co., Inc. is currently engaged and any additional and related business in which that firm or the company is permitted to engage under rules and regulations of applicable regulatory agencies.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that do not directly compete with any business in which the company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, including in the financial services business, as long as that use does not cause confusion as described above.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the company or, after his employment terminates, while he is receiving compensation under an employment

COMPENSATION INFORMATION

agreement with the company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the company and its subsidiaries cease using Mr. Schwab’s name and likeness. For estimated payments to Mr. Schwab under his license agreement, please refer to the table below entitled “Termination and Change in Control Benefits.”

The license agreement permits the company to continue using Mr. Schwab’s name and likeness even after he is no longer affiliated with the company and, under most circumstances, limits Mr. Schwab’s separate use of his name and likeness in the financial services business. However, the company’s ability to assign the license agreement, or to permit others to use Mr. Schwab’s name and likeness, is limited during Mr. Schwab’s lifetime. Thus, without Mr. Schwab’s consent, the company may not transfer the license, or any of the company’s rights under the license, to a third party, including by means of mergers or reorganizations in which the stockholders who held shares prior to the transaction do not retain the ability to elect the majority of the board immediately following such transaction (among other circumstances).

COMPENSATION INFORMATION

2009 Termination and Change in Control Benefits Table

NAME	EVENT[1]	SALARY AND BONUS		EARLY VESTING OF STOCK OPTIONS[2]		EARLY VESTING OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS[3]		OTHER		TOTAL

Walter W. Bettinger II	Termination under Severance Plan	1,050,000	[4]	355,562	[5]	4,257,028	[5]	20,454	[6]	5,683,044
	Change in control	—		1,095,622	[7]	8,185,307	[7]	—		9,280,929
	Death or disability	—		1,095,622	[7]	8,185,307	[7]	—		9,280,929
	Retirement	—		—		—		—		—

Joseph R. Martinetto	Termination under Severance Plan	393,750	[4]	48,288	[5]	284,370	[5]	14,489	[6]	740,897
	Change in control	—		184,917	[7]	841,762	[7]	—		1,026,679
	Death or disability	—		184,917	[7]	841,762	[7]	—		1,026,679
	Retirement	—		—		—		—		—

Benjamin L. Brigeman	Termination under Severance Plan	442,614	[4]	57,839	[5]	355,886	[5]	15,651	[6]	871,990
	Change in control	—		222,931	[7]	1,065,061	[7]	—		1,287,992
	Death or disability	—		222,931	[7]	1,065,061	[7]	—		1,287,992
	Retirement	—		—		—		—		—

James D. McCool	Termination under Severance Plan	554,167	[4]	61,352	[5]	368,910	[5]	12,998	[6]	997,427
	Change in control	—		224,709	[7]	912,262	[7]	—		1,136,971
	Death or disability	—		224,709	[7]	912,262	[7]	—		1,136,971
	Retirement	—		6,242	[8]	128,635	[8]	—		134,877

Charles R. Schwab	Termination without cause	4,312,497	[9]	530,329	[10]	981,068	[10]	58,392,662	[11]	64,216,556
	Change in control	—		530,329	[7]	981,068	[7]	—		1,511,397
	Death	2,500,000	[12]	530,329	[7]	981,068	[7]	57,301,275	[13]	61,312,672
	Disability	1,500,000	[14]	530,329	[7]	981,068	[7]	57,301,275	[13]	60,312,672
	Resignation following a change in control	1,875,000	[15]	530,329	[7]	981,068	[7]	57,301,275	[13]	60,687,672
	Retirement or voluntary resignation	1,875,000	[15]	74,905	[8]	—		57,301,275	[13]	59,251,180

(1)	This table shows the amount of benefits due to severance or change in control to be paid to the named executive officers pursuant to existing agreements (assuming the event triggering the termination or change in control took place as of December 31, 2009).

The benefits payable to Mr. Schwab are based on the terms of his employment and license agreements and equity incentive award agreements. The events triggering payments are described more fully in the description of his employment and license agreements contained in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

Except for Mr. Schwab, all other named executive officers are eligible for benefits in the event of job elimination under the Charles Schwab Severance Pay Plan (Severance Plan), and these benefits are included in amounts shown for “Termination under Severance Plan.”

Equity award agreements may contain provisions for accelerated vesting due to a change in control, death or disability, or retirement, and these accelerated amounts are included in amounts shown for “change in control,”

COMPENSATION INFORMATION

“death or disability,” and “retirement.” As of December 31, 2009, Mr. Schwab met the eligibility criteria for retirement under existing equity award agreements, and Mr. McCool met the eligibility criteria for retirement under certain existing equity award agreements.

Performance-based restricted stock and restricted stock unit award agreements may contain provisions for continued vesting following either termination under the Severance Plan or retirement, subject to achievement of performance goals established at the time such awards were granted. The value of awards subject to these continued vesting provisions are included in amounts shown for “Termination under Severance Plan” and “Retirement” as applicable.

(2)	For stock options, the amounts are based on the difference between the exercise price and the closing price of a share of company common stock on December 31, 2009 ($18.82), multiplied by the number of shares subject to accelerated vesting.

(3)	For restricted stock, the amounts are based on the closing price of a share of company common stock on December 31, 2009 ($18.82), multiplied by the number of shares subject to accelerated vesting. For performance-based restricted stock and restricted stock units, the amounts are based on $18.82 multiplied by the number of shares that may vest under the continued vesting provisions subject to achievement of performance goals established at the time such awards were granted.

(4)	Includes a base salary payable under the Severance Plan which includes a severance period and a 60-day notice period. Under the terms of the Severance Plan, an executive officer is eligible to receive a lump-sum severance pay benefit equal to base salary (at December 31, 2009 rate) for a specified period (a minimum of 7 months and a maximum of 12 months) based upon years of service. In addition, the Severance Plan provides for base salary during the 60-day notice period. To receive the lump-sum severance pay benefit, an employee must execute a severance agreement that provides the company and its affiliates with a general release and waiver of claims.

(5)	Under the Severance Plan, amounts result from accelerated vesting of outstanding stock options and restricted stock awards that would have vested during the 60-day notice period and the severance period, and continued vesting on outstanding performance-based restricted stock and restricted stock unit awards that would have vested during the 60-day notice period and the severance period.

(6)	Under the Severance Plan, amounts represent a lump-sum payment to cover the cost of COBRA premiums based on group health plan COBRA rates for the severance period.

(7)	Under equity award agreements, these awards become fully vested in the event of a change in control of the company or death or disability.

(8)	Under equity award agreements, awards granted more than two years prior to termination become fully vested upon termination if the employee meets the eligibility criteria for retirement.

(9)	Under Mr. Schwab’s employment agreement, includes 36 months of salary (at December 31, 2009 rate of $500,000) and bonus (at 2009 cash incentive of $937,499), to be paid in 36 monthly installments.

(10)	Under Mr. Schwab’s employment agreement, in the event of a termination without cause, all outstanding and unvested shares and stock options shall immediately vest at the date of termination.

(11)	Under Mr. Schwab’s employment and license agreements, includes: annual installments of $3,820,085 (which represents $2 million adjusted to the consumer price index from 1987 as specified in his license agreement) for 15 years, estimated cost of office space and secretarial support for 36 months of $765,333, and estimated security and personal driver for 36 months of $326,054.

COMPENSATION INFORMATION

(12)	Under Mr. Schwab’s employment agreement, represents a lump-sum death benefit payable to Mr. Schwab’s estate in an amount equal to five times annual salary (at December 31, 2009 rate of $500,000).

(13)	Under Mr. Schwab’s license agreement, represents annual installments of $3,820,085 for 15 years payable to Mr. Schwab or his estate.

(14)	Under Mr. Schwab’s employment agreement, represents 36 months of annual salary (at December 31, 2009 rate of $500,000), to be paid in monthly installments. A prorated bonus is not included, as it is already included in the 2009 Summary Compensation Table and is not an additional expense to the company.

(15)	Under Mr. Schwab’s employment agreement, represents $1,875,000 payable in 60 monthly installments of $31,250 in the event that Mr. Schwab elects to provide consulting services following a voluntary resignation or resignation or termination after a change in control. A prorated bonus is not included, as it is already included in the 2009 Summary Compensation Table and is not an additional expense to the company.

Charles Schwab Severance Pay Plan

Employees are eligible for benefits under the Severance Plan in the event of job elimination, as defined in the plan.

Under the Severance Plan, an executive officer is eligible to receive a lump-sum severance pay benefit of base salary equal to 15 business days multiplied by his or her full years of service, with a minimum of seven months and maximum of twelve months of the base salary that would have been payable to the executive officer. Pro-rated benefits will be provided for partial years of service. The lump-sum amount is in addition to base salary for the 60-day notice period provided in the plan.

An executive officer who becomes entitled to severance benefits under the plan is also eligible to receive a lump-sum payment to cover a portion of the cost of group health plan coverage. The amount of the payment is based upon the period of time for which he or she is eligible to receive severance pay and current COBRA rates for group health plan coverage. In addition, the portion of the executive officer’s long-term equity and cash compensation awards, except performance-based restricted stock or similar performance-based awards, which would have vested had the officer remained employed during the severance period will vest following his or her termination date. Executive officers are treated as employees during their severance period for purposes of determining their vesting in performance-based awards to the extent performance goals are met for the period.

COMPENSATION INFORMATION

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2009

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)[1]	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[1] ($)

Walter W. Bettinger II	5,507			25.15	2/23/2010	311,519	[11]	5,862,787	123,407	[12,15]	2,322,520
	9,439			31.58	9/20/2010
	8,391			29.61	10/25/2010
	47,200			27.41	12/15/2010
	20,977			19.93	2/28/2011
	4,195			19.72	5/4/2011
	140,551			14.32	7/18/2011
	28,110			9.72	9/24/2011
	47,199			12.50	2/27/2012
	31,467			9.26	11/8/2012
	239,257			8.76	9/30/2011
	209,780			14.59	9/7/2012
	209,780			16.28	9/7/2012
	106,307	35,436	[2]	18.29	10/30/2013
	524,450	524,450	[3]	18.65	2/20/2014
	174,095	174,095	[6]	23.33	11/1/2014
	113,883	645,337	[7]	24.37	10/1/2015
	—	685,241	[10]	17.38	11/2/2019

Joseph R. Martinetto	7,867			25.15	2/23/2010	8,991	[11]	169,210	35,736	[13,14,15]	672,552
	5,244			29.61	10/25/2010
	31,467			27.41	12/15/2010
	10,488			19.93	2/28/2011
	3,146			19.72	5/4/2011
	66,080			14.32	7/18/2011
	13,216			9.72	9/24/2011
	5,244			9.26	11/8/2012
	52,636			8.76	9/30/2011
	15,591	5,198	[2]	18.29	10/30/2013
	17,486	17,486	[4]	19.99	5/18/2014
	52,228	52,229	[6]	23.33	11/1/2014
	30,730	92,190	[8]	19.36	11/3/2018
	—	126,507	[10]	17.38	11/2/2019

COMPENSATION INFORMATION

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)[1]	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[1] ($)

Benjamin L. Brigeman	5,506			25.15	2/23/2010	13,066	[11]	245,902	43,526	[13,14,15]	819,159
	5,224			29.61	10/25/2010
	34,613			27.41	12/15/2010
	10,488			19.93	2/28/2011
	2,622			19.72	5/4/2011
	66,423			14.32	7/18/2011
	13,950			9.72	9/24/2011
	14,677			12.50	2/27/2012
	16,782			9.26	11/8/2012
	22,968			8.76	9/30/2011
	15,946	5,316	[2]	18.29	10/30/2013
	28,846	28,847	[5]	22.41	10/1/2014
	62,674	62,675	[6]	23.33	11/1/2014
	38,412	115,238	[8]	19.36	11/3/2018
	—	152,862	[10]	17.38	11/2/2019

James D. McCool	3,618			25.15	2/23/2010	5,383	[11]	101,308	43,090	[12,13,14,15]	810,954
	1,573			29.61	10/25/2010
	9,440			28.72	12/13/2010
	15,733			27.41	12/15/2010
	23,624	11,812	[2]	18.29	10/30/2013
	52,228	52,229	[6]	23.33	11/1/2014
	32,010	96,031	[8]	19.36	11/3/2018
	5,995	17,986	[9]	18.49	12/10/2018
	—	147,591	[10]	17.38	11/2/2019

Charles R. Schwab	314,670			13.12	1/20/2014	—		—	52,129	[15]	981,068
	839,120			14.59	9/7/2012
	839,120			16.28	9/7/2012
	839,120			18.23	9/7/2012
	425,229	141,744	[2]	18.29	10/30/2013
	243,733	243,733	[6]	23.33	11/1/2014
	—	316,266	[10]	17.38	11/2/2019

(1)	Represents the market value of unvested restricted stock and restricted stock units held as of December 31, 2009 based on the closing price of a share of common stock of $18.82 on December 31, 2009.

COMPENSATION INFORMATION

(2)	These nonqualified stock options were granted on October 30, 2006 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(3)	These nonqualified stock options were granted on February 20, 2007 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(4)	These nonqualified stock options were granted on May 18, 2007 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)	These nonqualified stock options were granted on October 1, 2007 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)	These nonqualified stock options were granted on November 1, 2007 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(7)	These nonqualified stock options were granted on October 1, 2008 under the 2004 Stock Incentive Plan and vest 15% on the first, second, third and fourth anniversary of the grant date and 40% on the fifth anniversary of the grant date.

(8)	These nonqualified stock options were granted on November 3, 2008 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(9)	These nonqualified stock options were granted on December 10, 2008 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(10)	These nonqualified stock options were granted on November 2, 2009 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(11)	Time-based vesting for these restricted shares is set forth in the table below.

Name	Vesting Date	Number of Shares

Walter W. Bettinger II	2/20/2010 2/20/2011 10/1/2011 10/1/2012	62,500 125,000 31,004 93,015

Joseph R. Martinetto	5/18/2010 10/30/2010 5/18/2011	2,485 1,535 4,971

Benjamin L. Brigeman	10/1/2010 10/30/2010 10/1/2011	3,832 1,570 7,664

James D. McCool	7/25/2010 12/10/2010 12/10/2011 12/10/2012	3,348 678 678 679

COMPENSATION INFORMATION

(12)	The performance-based restricted stock awards were granted on October 30, 2006 and vest in equal installments of 25% on November 1, 2007, 2008, 2009 and 2010. If, however, a corporate performance hurdle of 15% return on equity is not met for a performance period, then the shares that would have otherwise vested for that period will be forfeited. Vesting for these restricted shares is as follows:

Name	Vesting Date	Number of Shares

Walter W. Bettinger II	11/1/2010	10,461

James D. McCool	11/1/2010	3,487

(13)	The performance-based restricted stock awards were granted on November 1, 2007 and vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date. If, however, a corporate performance hurdle related to pre-tax contribution margin and revenue growth is not met for a performance period, then the shares that would have otherwise vested for that period will be forfeited. Vesting for these restricted shares is as follows:

Name	Vesting Date	Number of Shares

Joseph R. Martinetto	11/1/2010 11/1/2011	2,747 2,747

Benjamin L. Brigeman	11/1/2010 11/1/2011	3,296 3,296

James D. McCool	11/1/2010 11/1/2011	2,747 2,747

(14)	The performance-based restricted stock awards were granted on November 3, 2008 and vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date. If, however, a corporate performance hurdle related to revenue growth and pre-tax contribution margin is not met for a performance period, then the shares that would otherwise have vested for that period will be forfeited. Vesting for these restricted shares is as follows:

Name	Vesting Date	Number of Shares

Joseph R. Martinetto	11/3/2010 11/3/2011 11/3/2012	3,130 3,130 3,130

Benjamin L. Brigeman	11/3/2010 11/3/2011 11/3/2012	3,913 3,912 3,913

James D. McCool	11/3/2010 11/3/2011 11/3/2012	3,261 3,260 3,261

COMPENSATION INFORMATION

(15)	The performance-based restricted stock unit awards were granted on November 2, 2009 and vest in increments of 25% on the first, second, third, and fourth anniversary of the grant date, provided a performance target related to return on equity for the one-year performance period ending on each September 30 preceding the vesting date is met. If a performance target for any one-year performance period is not met, there will be a second opportunity to vest in any unvested restricted stock units at the end of the final performance period, if a performance target related to the average of the return on equity over the four one-year performance periods is met. Units that have not vested by November 2, 2013 will be forfeited. Incremental vesting for these restricted stock units is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	11/2/2010 11/2/2011 11/2/2012 11/2/2013	28,236 28,237 28,236 28,237

Joseph R. Martinetto	11/2/2010 11/2/2011 11/2/2012 11/2/2013	5,213 5,213 5,213 5,213

Benjamin L. Brigeman	11/2/2010 11/2/2011 11/2/2012 11/2/2013	6,299 6,299 6,299 6,299

James D. McCool	11/2/2010 11/2/2011 11/2/2012 11/2/2013	6,081 6,082 6,082 6,082

Charles R. Schwab	11/2/2010 11/2/2011 11/2/2012 11/2/2013	13,032 13,032 13,032 13,033

COMPENSATION INFORMATION

2009 Option Exercises and Stock Vested Table

	STOCK AWARDS

NAME[1]	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)[2]

Walter W. Bettinger II	72,960	984,287

Joseph R. Martinetto	4,019	70,624

Benjamin L. Brigeman	5,400	99,633

James D. McCool	7,513	133,086

Charles R. Schwab	—	—

(1)	None of the named executive officers exercised stock options in 2009.

(2)	Amounts in this column are calculated by multiplying the number of shares acquired on vesting by the average of the high and low market price of the company’s common stock on the vesting date. If the vesting date is a weekend or holiday, the average of the high and low market price of the company’s common stock on the next business day is used to value the shares.

2009 Nonqualified Deferred Compensation Table

Name[1]	Plan	Aggregate Earnings in 2009 Fiscal Year[2] ($)	Aggregate Balance at Last Fiscal Year-End ($)

Benjamin L. Brigeman	DCP2	39,727	176,173

James D. McCool	DCP2	228,103	1,063,707

Charles R. Schwab	DCP1	1,508,100	12,188,894	[3]

(1)	Mr. Schwab participates in The Charles Schwab Corporation Deferred Compensation Plan I (DCP1) only, and Mr. Brigeman and Mr. McCool participate in The Charles Schwab Corporation Deferred Compensation Plan II (DCP2). Mr. Schwab, Mr. Brigeman and Mr. McCool made no contributions and took no withdrawals or distributions from the deferred compensation plans in 2009. The company does not make contributions to the deferred compensation plans. Mr. Bettinger and Mr. Martinetto do not participate in either of the company’s deferred compensation plans.

(2)	The earnings reported in this column are not above-market or preferential and therefore are not reported in the Summary Compensation Table.

(3)	For Mr. Schwab, includes executive contributions of $6,513,138 of annual cash incentives which were previously reported as compensation to Mr. Schwab in the Summary Compensation Tables for prior years (1994 – 1997), and aggregate plan earnings of $5,675,756. Mr. Schwab does not currently defer compensation.

COMPENSATION INFORMATION

The Charles Schwab Corporation Deferred Compensation Plans

In December 2004, the Compensation Committee adopted the DCP2. Deferrals for income earned prior to January 1, 2005 were made under the DCP1, and all deferrals for income earned after January 1, 2005 were made pursuant to the DCP2. Subject to the terms and conditions set forth in the plans, each eligible participant may elect to defer a portion of amounts earned under the company’s non-equity incentive plans (and in some cases, participants can elect to defer a portion of their base salary). All of a participant’s compensation deferrals are credited to a deferral account maintained for each participant. Amounts credited to deferral accounts are adjusted periodically to reflect earnings and losses (calculated based on the market return of investment options selected by participants that the company makes available under the plans). Investment options available under the plans are similar to those offered under the company’s 401(k) plan, except that the self-directed brokerage feature and the company common stock funds are not available, and two additional funds offering short-term U.S. Treasury securities and inflation-protected U.S. Treasury securities are available. Participants may make investment changes at any time. With certain exceptions, deferral accounts are paid or commence to be paid upon a fixed payment date, as elected by the participant, or the participant’s retirement. Participants may generally elect that payments be made in a single lump sum or in annual installments over a period of four, five, ten or fifteen years. However, payment will be made in a lump sum after a change in control of the company or upon a termination of a participant’s employment for any reason other than retirement.

COMPENSATION INFORMATION

DIRECTOR COMPENSATION

The following table shows compensation paid to each of our non-employee directors during 2009. The company does not provide any non-equity incentive plans, defined benefit and actuarial pension plans, or other defined contribution retirement plans for non-employee directors. The company does not offer above-market or preferential earnings under its nonqualified deferred compensation plans for directors.

2009 Director Compensation Table

	FEES EARNED OR PAID IN CASH ($)
NAME	PAID IN CASH ($)[1]	DEFERRED INTO RESTRICTED STOCK UNITS OR OPTIONS2, [6] ($)	STOCK AWARDS[3,6] ($)	OPTION AWARDS[4,6] ($)	ALL OTHER COMPEN- SATION[5] ($)	TOTAL ($)

William F. Aldinger III	90,000	—	62,500	62,500	1,674	216,674

Nancy H. Bechtle	85,000	—	62,500	62,500	1,674	211,674

C. Preston Butcher	—	90,000	62,500	62,500	1,674	216,674

Donald G. Fisher	67,500	—	62,500	62,500	1,674	194,174

Frank C. Herringer	—	100,000	62,500	62,500	1,674	226,674

Stephen T. McLin	79,000	110,000	82,500	62,500	2,021	336,021

Arun Sarin	17,364	—	10,417	10,417	—	38,198

Paula A. Sneed	85,000	—	62,500	62,500	1,674	211,674

Roger O. Walther	100,000	—	62,500	62,500	1,674	226,674

Robert N. Wilson	85,000	—	62,500	62,500	1,892	211,892

(1)	This column shows amounts paid in cash for retainers. For Mr. McLin, the amount in this column represents his cash retainer and fees for service on the Charles Schwab Bank board of directors.

(2)	This column shows the dollar amount of retainers deferred into restricted stock units or options under the Directors’ Deferred Compensation Plan II. The corresponding restricted stock units or options were as follows: 17,648 stock options for Mr. Butcher, 21,569 stock options for Mr. McLin, and 5,963 restricted stock units for Mr. Herringer.

(3)	The amounts shown in this column represent the grant date fair value of the restricted stock award. In 2009, all non-employee directors received an automatic grant of restricted stock with a grant date fair value of $62,500. In addition, Mr. McLin received a grant of restricted stock with a grant date fair value of $20,000 for his service on the Charles Schwab Bank board. Mr. Sarin’s grant was in restricted stock units and pro-rated from the time he joined the board in 2009.

(4)	The amounts shown in this column represent the grant date fair value of the option award. In 2009, all non-employee directors received an automatic grant of stock options with a grant date fair value of $62,500. Mr. Sarin’s grant was pro-rated from the time he joined the board in 2009.

(5)	This column shows the dollar amount of cash dividends on unvested restricted shares.

COMPENSATION INFORMATION

(6)	The following table shows the aggregate number of outstanding restricted stock, stock options and restricted stock unit awards granted to the non-employee directors as of December 31, 2009:

Name	Stock Awards	Option Awards	Restricted Stock Unit Awards

William F. Aldinger III	7,111	39,398	4,729

Nancy H. Bechtle	7,111	106,938	535

C. Preston Butcher	7,111	250,100	26,559

Donald G. Fisher*	7,111	24,332	—

Frank C. Herringer	7,111	104,784	66,196

Stephen T. McLin	8,987	129,164	28,908

Arun Sarin	—	1,574	563

Paula A. Sneed	7,111	68,037	42,299

Roger O. Walther	7,111	107,070	26,718

Robert N. Wilson	7,467	78,391	46,581

*	These stock and option awards are held by Mr. Fisher’s estate.

Director Compensation

During 2009, Mr. Schwab and Mr. Bettinger received no additional compensation for their service as directors. Non-employee directors received the following retainers in 2009:

Cash Retainers

Each non-employee director received an annual cash retainer in the amount of $85,000. In addition, the Chair of the Audit Committee received an annual cash retainer of $25,000, and each other member of the Audit Committee received an annual cash retainer of $5,000. The Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee each received an annual cash retainer of $15,000. The board retains the discretion to establish special committees in the future and to pay a special retainer to the Chair and the members of any special committee. There are no fees for attendance at board or committee meetings.

Equity Grants

Each non-employee director received an annual equity grant under the 2004 Stock Incentive Plan with an aggregate value of $125,000. Non-employee directors received the equity grant 50 percent in stock options and 50 percent in restricted shares. In December 2009, the Board of Directors approved a change to the annual equity grant received by non-employee directors to substitute restricted stock units for restricted shares.

COMPENSATION INFORMATION

Terms and Conditions

Non-employee directors received the annual grants of options and restricted stock on the second business day after the annual meeting of stockholders. In the event a new non-employee director is elected to the board during the year, a pro-rata amount with the same 40/60 split between cash retainers and equity awards will be granted to that individual for the first calendar year in lieu of the full amount. The non-employee director equity grants are subject to the following terms and conditions:

•

Annual grants of options, restricted stock and restricted stock units vest over the three-year period following the grant date, with 25% vesting on each of the first and second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date. The options, restricted stock and restricted stock units become 100% vested in the event of the non-employee director’s death, disability or retirement.

•

The number of shares for the annual grant of restricted stock or restricted stock units is determined by dividing $62,500 by the average of the high and low market price of the company’s common stock on the grant date.

•	The number of options for the annual grant of stock options is determined by dividing $62,500 by the binomial value of an option on the grant date.

•	Each stock option is designated as a nonqualified stock option and has an exercise price equal to the fair market value of common stock on the grant date.

•

Each stock option expires on the earliest of (1) the date ten years after the grant date, (2) the date three months after termination of service for any reason other than death, disability or retirement, (3) the date one year after termination of service because of death or disability, or (4) the date two years after termination of service because of retirement.

We also have stock ownership guidelines for non-employee directors. Under our guidelines, each non-employee director should own company stock with a fair market value equal to or exceeding $200,000. A new director should reach this target level upon completing five years of service. Once this target level is reached, the director is deemed to meet this target so long as he or she continues to hold an equivalent number of shares as on the date the target level was met. Shares owned outright, deferred shares and restricted stock and stock units are counted in determining the threshold under our stock ownership guidelines, but stock options are not.

Directors’ Deferred Compensation Plan

Non-employee directors also may participate in the Directors’ Deferred Compensation Plan II. This plan allows them to defer receipt of all or a portion of their retainers and, at their election, either to:

(1)	receive stock options that:

•	have a fair value equal to the amounts deferred (as determined under the valuation method used by the company to value stock options at the time of the deferral),

•	have an option exercise price equal to the closing price of common stock on the date the deferred amount would have been paid, and

•	vest immediately upon grant and generally expire ten years after the grant date,

– or –

(2)	receive restricted stock units that are funded by an equivalent number of shares of common stock to be held in a “rabbi” trust and distributed to the director when he or she ceases to be a director.

COMPENSATION INFORMATION

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2009 with respect to equity compensation plans approved and not approved by stockholders (shares in millions):

Securities Authorized for Issuance as of December 31, 2009

PLAN CATEGORY	(A) SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(C) SHARES AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SHARES IN COLUMN A)

Equity compensation plans approved by stockholders	54	(1)	$17.15	(2)	72	(3)

Equity compensation plans not approved by stockholders	8	(4)	$18.18	(5)	0

Total	62		$17.30		72

(1)	Consists of 49,194,979 stock options, 2,919,688 shares of restricted stock outstanding and 1,926,318 restricted stock units under the company’s 1992, 2001 and 2004 Stock Incentive Plans.

(2)	The weighted-average exercise price does not take into account awards that have no exercise price such as restricted stock or restricted stock units.

(3)	Consists of 24,541,567 shares (including stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock and performance units) that may be awarded under the 2004 Stock Incentive Plan and 47,865,065 shares that may be purchased under the Employee Stock Purchase Plan (ESPP). An offering period under the ESPP had begun but was not completed as of December 31, 2009 (460,588 shares were subsequently purchased at the end of this offering period).

(4)	Consists of 8,038,086 stock options under the company’s Employee Stock Incentive Plan (ESIP) approved in 1997. Grants under the ESIP were made to employees other than officers and directors and, accordingly, did not require stockholder approval under rules in effect at the time of grant.

In connection with its acquisition of CyberCorp, Inc. in 2002, the company assumed stock options granted under the CyberCorp, Inc. 1996 Stock Incentive Plan (the CyberCorp Plan). There are 3,784 stock options outstanding under the CyberCorp Plan.

(5)	Represents the weighted-average exercise price of options granted under the ESIP. Options granted under the CyberCorp Plan had a weighted-average exercise price of $24.15.

COMPENSATION INFORMATION

Employee Stock Incentive Plan

The Employee Stock Incentive Plan, which the board approved in 1997, provided for the grant of stock options and restricted stock to employees. No new shares are available for grant under this plan. Options granted under the plan allow employees to purchase shares of common stock at an exercise price of not less than 100% of the fair market value of a share on the grant date. Options become exercisable and expire within the times and upon the events determined by the Compensation Committee or by persons to whom the committee delegates such responsibility. Restricted stock becomes vested, in full or in installments, upon the satisfaction of certain conditions established by the Compensation Committee or its delegates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows common stock that is beneficially owned by the directors, the named executive officers, and owners of 5% or more of the outstanding company common stock, as of the close of business on March 15, 2010.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

NAME OF BENEFICIAL OWNER	SHARES OWNED[1]		STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS[2]	TOTAL BENEFICIAL OWNERSHIP[3]	PERCENT OF OUTSTANDING SHARES

Charles R. Schwab	200,441,296	[4]	3,500,992	203,942,288	17.0%

William F. Aldinger III	18,495		21,515	40,010	*

Nancy H. Bechtle	208,008		89,055	297,063	*

Walter W. Bettinger II	468,168	[5]	2,177,306	2,645,474	*

C. Preston Butcher	1,214,533	[6]	236,144	1,450,677	*

Frank C. Herringer	124,101	[7]	86,901	211,002	*

Stephen T. McLin	120,899	[8]	116,081	236,980	*

Arun Sarin	—		—	—	*

Paula A. Sneed	37,761		50,154	87,915	*

Roger O. Walther	213,941	[9]	89,187	303,128	*

Robert N. Wilson	104,957	[10]	59,853	164,810	*

Joseph R. Martinetto	60,994		303,556	364,550	*

Benjamin L. Brigeman	79,729		333,645	413,374	*

James D. McCool	89,815	[11]	140,603	230,418	*

Directors and Executive Officers as a Group (17 Persons)[12]	203,512,123		8,609,845	212,121,968	17.7%

* Less than 1%

COMPENSATION INFORMATION

(1)	This column includes:

•

Shares for which the named person has sole voting and investment power, has shared voting and investment power with his or her spouse, or holds in an account under The SchwabPlan Retirement Savings and Investment Plan, and

•	Restricted stock or shares subject to a vesting schedule, performance conditions, forfeiture risk and other restrictions.

This column excludes restricted stock units held by directors under the 2004 Stock Incentive Plan and the Directors’ Deferred Compensation Plans, which do not have voting rights. Under the Directors’ Deferred Compensation Plans, the restricted stock units are converted into shares of common stock and paid in a lump sum by the end of February in the year following a director’s termination of board service. As of March 15, 2010, there are no restricted stock units under the Directors’ Deferred Compensation Plans that are convertible within 60 days. Information on these restricted stock units is contained in the section under “Compensation Information – Director Compensation.”

(2)	Shares that can be acquired through stock option exercises within 60 days of March 15, 2010.

(3)	This column includes the total number of shares beneficially owned, including shares owned and the number of shares underlying stock options exercisable within 60 days of March 15, 2010.

(4)	Includes 6,884,465 shares held by Mr. Schwab’s spouse, 41,111,990 shares held by family limited partnerships, and the following shares for which Mr. Schwab disclaims beneficial ownership: 12,145,065 shares held by a nonprofit public benefit corporation established by Mr. Schwab, and 6,000 shares held in a trust for which Mr. Schwab acts as trustee.

Includes 1,452,869 shares held by investment companies and managed by a wholly-owned subsidiary of the company, which Mr. Schwab may be deemed to have shared voting and investment power and for which he disclaims beneficial ownership.

Mr. Schwab’s address is c/o The Charles Schwab Corporation, 211 Main Street, San Francisco, California 94105.

(5)	Includes 199,792 shares that are pledged as security, and 2,102 shares held by Mr. Bettinger’s spouse.

(6)	Includes 293,575 shares that are held by Mr. Butcher’s spouse.

(7)	Includes 50,625 shares held by Mr. Herringer’s spouse.

(8)	Includes shares held by a nonprofit public benefit corporation established by Mr. McLin, for which he disclaims beneficial ownership.

(9)	Includes 28,701 shares held by Mr. Walther’s spouse.

(10)	Includes 1,300 shares held by Mr. Wilson’s spouse as custodian.

(11)	Includes shares held by a nonprofit public benefit corporation established by Mr. McCool, for which he disclaims beneficial ownership.

(12)	In addition to the officers and directors named in this table, three other executive officers are members of this group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on its records and other information, the company believes that during 2009 all filings with the SEC by its officers, directors and 10% stockholders timely complied with requirements for reporting ownership and changes in ownership of common stock under Section 16(a) of the Securities Exchange Act of 1934, except for a Form 4 for Benjamin L. Brigeman to report shares withheld to satisfy a tax obligation, which was filed late. Due to an administrative error, the report, due November 3, 2008, was filed on November 12, 2009.

TRANSACTIONS WITH RELATED PERSONS

Charles R. Schwab, the company’s Chairman, has a daughter, Carolyn (Carrie) Schwab-Pomerantz, who was employed as President of the Charles Schwab Foundation during 2009 (and presently). Ms. Schwab-Pomerantz earned approximately $765,000 in salary, bonus and benefits during 2009. She also received a grant of 1,753 restricted stock units and 15,543 stock options. Ms. Schwab-Pomerantz has been employed by the company for 27 years.

Some directors, executive officers and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors, executive officers and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

The company has policies and procedures regarding the review and approval of related-person transactions. Such policies and procedures are in writing and have been approved by the Audit Committee. The transactions covered by the company’s policies and procedures include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the company participates and the amount involved exceeds $120,000, and a director or executive officer of the company has a direct or indirect material interest. The policies and procedures include transactions where the directors’ and executive officers’ children, stepchildren, parents, stepparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law or members of their household (other than a tenant or employee) have a personal interest.

Any director or executive officer proposing a transaction covered by the company’s related party transaction policies and procedures must notify the company’s compliance department as soon as practicable after becoming aware of the transaction or proposed transaction and must provide a description of all material details and his or her interest in the transaction. The Audit Committee will consider the transaction at its next meeting. The Audit Committee may authorize or ratify the transaction only if the Audit Committee determines that the transaction is fair as to the company as of the time of authorization and in the best interests of the company. The transaction must be approved in good faith by a majority of the disinterested directors on the Audit Committee.

Notice to and approval by the Audit Committee as described above is not required if the transaction involves compensation to an immediate family member of a director or executive officer, and the employment relationship has been approved in good faith by a majority of disinterested members of the Compensation Committee. As in the case of Ms. Schwab-Pomerantz, after initial employment, further approval of the Compensation Committee is not required if the immediate family member is not an executive officer and all compensation and benefits to him or her, including salary increases, bonuses, incentive awards, perquisites, benefits, severance payments, and all other forms of compensation, are made in accordance with the company’s compensation programs, policies and plans.

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

We have been notified that two stockholders intend to present proposals for consideration at the annual meeting. The stockholder proposals and supporting statements appear in italics below, and we present the proposals as they were submitted to us. We recommend that you vote against the following stockholder proposals. Our responses are contained immediately after each proposal.

FIRST STOCKHOLDER PROPOSAL

William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, 1 Centre Street, New York, New York 10007, which hold approximately 3,020,000 shares of company stock, has submitted the following proposal for consideration at the annual meeting.

Stockholder Resolution

Resolved, that the shareholders of Charles Schwab (“Company”) hereby request that the Company provide a report disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder’s Statement of Support

As long-term shareholders of Charles Schwab, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Charles Schwab contributed at least $88,000 in corporate funds since the 2002 election cycle. (CQ’s PoliticalMoneyLine: http://moneyline.cq.com/pml/ home.do and National Institute on Money in State Politics:

http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the

STOCKHOLDER PROPOSALS

Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Hewlett-Packard, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Board of Directors’ Recommendation Against and Statement of Opposition to the First Stockholder Proposal

In each of the past four years, stockholders defeated similar proposals regarding political contributions. Our reasons to oppose this proposal have not changed. We believe that the minimal funding contributed to organizations of the type listed in the proposal (which are generally in support of communities in which we live) advance the interests of the company’s stockholders and clients and is less costly than implementing the stockholder proposal.

We remain concerned that stockholder proposals of this type are designed for a political discussion rather than to enhance shareholder value.

We recommend a vote against the first stockholder proposal.

SECOND STOCKHOLDER PROPOSAL

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, which holds approximately 720 shares of company stock, has submitted the following proposal for consideration at the annual meeting.

Stockholder Resolution

RESOLVED: The shareholders of Charles Schwab Corporation (the “Company”) urge the board of directors to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that would obligate the Company to make payments, grants, or awards following the death of a senior executive in the form of salary, bonuses, accelerated vesting of awards or benefits, or the continuation of unvested equity grants, perquisites and other payments or benefits in lieu of compensation. This policy would not affect compensation that the executive earns and chooses to defer during his or her lifetime.

Stockholder’s Statement of Support

We support a compensation philosophy that motivates and retains talented executives and that ties their pay to the long-term performance of the Company. We believe that such an approach is needed to align the interests of executives with those of shareholders.

“Golden coffin” agreements, however, provide payment without performance, after an executive is dead. Companies claim that these agreements are designed to retain executives. But death defeats this argument. “If the executive is dead, you’re certainly not retaining them,” said Steven Hall, a compensation consultant.” (The Wall Street Journal, 6/10/2008)

Senior executives have ample opportunities to provide for their estate by contributing to a pension fund, purchasing life insurance, voluntarily deferring compensation, or through other estate planning strategies. Often, these services are provided by or subsidized by the company. We see no reason to saddle shareholders with payments made without receiving any services in return. Peter Gleason, chief financial officer of the National Association of Corporate Directors, calls “golden coffin” arrangements a “bad idea.” (Financial Week, 6/10/2008)

The problem is well illustrated at our Company. In its 2009 proxy, the Company estimated that if it had been required to make a payment at the end of 2008 upon the death of

STOCKHOLDER PROPOSALS

Chairman Charles Schwab, the cost would have been $58.3 million, representing many multiples of Mr. Schwab’s 2008 compensation of $6.4 million. Most of the “golden coffin” payment, $55.8 million, is from a licensing agreement for 15 years after Mr. Schwab’s death. The proxy statement also indicates the Company would have had to distribute otherwise unvested stock valued at $6.3 million at the end of 2008 to the estate of CEO Walter Bettinger II upon his death.

Consequently, we request that the Company adopt a policy of providing shareholders with a vote on agreements that would provide payments or awards after a senior executive’s death and are unrelated to services rendered to the Company. We believe that such a shareholder approval requirement may induce restraint when parties negotiate such agreements.

Prior shareholder approval may not always be practical to obtain, and this proposal provides the flexibility to seek approval or ratification after the material terms are agreed upon.

We urge shareholders to vote FOR this proposal.

Board of Directors’ Recommendation Against and
Statement of Opposition to the Second
Stockholder Proposal

This proposal is the same one regarding death
benefits that stockholders defeated last year. Our
reasons to oppose this proposal have not changed:
We believe this proposal reflects a serious
misunderstanding of the company, its brand, and
its business, and it could undermine the company’s
ability to offer death benefits to all of its employees.

Mr. Schwab’s employment agreement has been
approved by stockholders, most recently in 2003.
The potential payments to Mr. Schwab’s estate
contained in Mr. Schwab’s license agreement are in
exchange for the company’s use of the name
Charles Schwab. The license agreement is not a
compensatory arrangement for current
employment, but a negotiated agreement that
permits the company to use Mr. Schwab’s name,
including after his death.

The company has policies to provide certain death
benefits to all of its employees, including senior
executives. Those policies include employee life
insurance and benefits for accidental death in the
workplace as required by state law. The company
contracts for insurance to pay claims for death
benefits including accidental death in the
workplace. Since this proposal would not allow the
company to enter into any future policies or
agreements without stockholder approval, it would
limit the company’s ability to offer death-related
benefits to its employees, comply with state laws,
and negotiate insurance policies to pay claims.

We recommend a vote against the second
stockholder proposal.

INFORMATION ABOUT VOTING PROCEDURES

How is my vote counted?

You may vote either “for” or “against” or “abstain” from voting on each director nominee, the ratification of the selection of independent auditors, the approval of the amended Corporate Executive Bonus Plan, and on the two stockholder proposals. If you abstain from voting on any director nominee, the abstention will not count as a vote cast on the proposal to elect that director. If you abstain from voting on the ratification of the selection of independent auditors, the approval of the amended Corporate Executive Bonus Plan, or the two stockholder proposals, it will have the same effect as a vote “against” that proposal.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and according to the best judgment of Charles R. Schwab, Walter W. Bettinger II and Carrie E. Dwyer if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not indicate a specific choice on the proxy you submit for one or more proposals, your shares will be voted (with respect to the proposal or proposals on which you do not vote):

•	for the two named nominees for directors,

•	for the ratification of the selection of independent auditors,

•	for the approval of the amended Corporate Executive Bonus Plan,

•	against each of the two stockholder proposals, and

•	according to the best judgment of Mr. Schwab, Mr. Bettinger and Ms. Dwyer if a proposal comes up for a vote at the meeting that is not on the proxy.

How will my shares be voted if other business is presented at the annual meeting?

We know of no business other than the proposals contained in the proxy statement to be considered at the meeting. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Mr. Schwab, Mr. Bettinger and Ms. Dwyer will vote your shares on those matters according to their best judgment.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting,

•	voting by telephone or on the internet before 12:00 p.m., Central Time, on May 12, 2010, or

•	voting at the meeting.

How many votes must the director nominees receive to be elected as directors?

A director must receive more “for” than “against” votes to be elected as a director. If a director does not receive more “for” than “against” votes, the director may be eligible under Delaware law to continue to serve a “holdover” term until the next annual meeting of stockholders. However, in the event that a director does not receive more “for” than “against” votes, our corporate governance guidelines provide that the Nominating and Corporate Governance Committee shall meet within 90 days after the final certification of the vote and evaluate the director’s continued service for a holdover term. Under the guidelines, the Nominating and Corporate Governance Committee should consider the following:

•	the reasons for the director’s failure to receive an affirmative majority of votes,

•	the director’s qualifications and skills and contributions to the board and board committees,

•	the effect on board composition without the director’s continued service during the holdover term on the board or board committees,

•	whether there are qualified candidates to fill a vacancy if the affected director immediately resigned from the board or board committees, and

INFORMATION ABOUT VOTING PROCEDURES

•	the guidelines for considering director candidates established by the Nominating and Corporate Governance Committee.

In making its evaluation, the Nominating and Corporate Governance Committee may determine that:

•	the director should continue to serve a holdover term on the board,

•	the director should continue service on the board for a predetermined period (but less than a full holdover term),

•	the director should continue service on the board for a holdover term or predetermined period but resign from one or more board committees, or

•	the director should immediately resign from the board.

If the Nominating and Corporate Governance Committee determines that the affected director should resign from the board or one or more board committees, the director will be expected to submit his or her resignation immediately upon such determination. The Nominating and Corporate Governance Committee’s determination, including the reasons for such determination, will be publicly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

What happens if a director nominee is unable to stand for election?

The board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, Mr. Schwab, Mr. Bettinger and Ms. Dwyer can vote your shares for a substitute nominee. They cannot vote for more than two nominees.

How many votes are needed for the ratification of independent auditors, the approval of the amended Corporate Executive Bonus Plan, and the two stockholder proposals?

The ratification of independent auditors, the approval of the amended Corporate Executive Bonus Plan, and the stockholder proposals will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

What is a “broker non-vote”?

A broker non-vote occurs when a brokerage firm holding shares in street name for a beneficial owner does not vote on a proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal.

What is the effect of not providing voting instructions if my shares are held in street name?

Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.

The company’s proposal to ratify the selection of independent auditors is considered a routine matter, but the election of directors, the approval of the amended Corporate Executive Bonus Plan, and the stockholder proposals are not.

INFORMATION ABOUT VOTING PROCEDURES

As a brokerage firm, Charles Schwab & Co., Inc. may vote its clients’ unvoted shares on routine matters. However, as the company’s subsidiary, when it is voting on company proposals, it can vote unvoted company shares held in brokerage accounts only in the same proportion as all other stockholders vote.

If you have a stockbroker or investment advisor, they may be able to vote your shares depending on the terms of the agreement you have with them.

What is the effect of not submitting my proxy if my shares are held in a retirement plan?

A purchasing agent under a retirement plan may be able to vote a participant’s unvoted shares. For example, if you are a participant in The SchwabPlan Retirement Savings and Investment Plan, the plan’s purchasing agent, under certain circumstances, can vote your shares. Specifically, the purchasing agent will vote shares you hold under the Employee Stock Ownership Plan (ESOP) component of The SchwabPlan Retirement Savings and Investment Plan if the purchasing agent does not receive voting instructions from you. The purchasing agent will vote your unvoted shares held under the ESOP component of the overall plan in the same proportion as all other plan participants vote their shares held under the ESOP component of the overall plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and submit all proxies to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential by our transfer agent and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find voting results of the meeting?

We will announce preliminary voting results at the annual meeting. We will announce the final results on a Form 8-K following the annual meeting. You may access a copy electronically on our website at www.aboutschwab.com/investor by clicking on “Financials & SEC Filings” or through the SEC’s electronic data system at www.sec.gov. You may also obtain a copy by contacting our Investor Relations Hotline at (415) 667-1959.

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank, N.A.

INFORMATION ABOUT THE PROXY STATEMENT AND PROPOSALS

Who pays the cost for proxy solicitation?

The company is paying for distributing and soliciting proxies. As a part of this process, the company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders.

Employees of the company or its subsidiaries may solicit proxies through mail, telephone, the internet or other means. Employees do not receive additional compensation for soliciting proxies.

How do I submit a stockholder proposal for next year’s annual meeting?

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to the Corporate Secretary at the company’s principal executive office no later than November 30, 2010. The company’s bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at www.aboutschwab.com/governance. In addition, you may obtain a copy of our bylaws by contacting the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

For next year’s annual meeting of stockholders, the persons appointed by proxy to vote stockholders’ shares will vote those shares according to their best judgment on any stockholder proposal the company receives after March 14, 2011.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the company with their affirmative consent or given a general consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the company’s proxy materials. You may call the Assistant Corporate Secretary at (415) 667-0967 or send your request to the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

If you currently receive multiple copies of the company’s proxy materials and would like to participate in householding, please contact the Assistant Corporate Secretary.

INFORMATION ABOUT THE ANNUAL MEETING

How do I register for the annual meeting?

You must register in advance to attend the annual meeting in person or virtually via the internet. While you may watch the webcast without registering, you will not be able to access the area of the website where you can ask questions and vote if you do not register.

To register to attend the annual meeting in person or virtually via the internet, please go to:

www.schwabevents.com/corporation.

You will be asked to provide your name, complete mailing address, email address and proof that you own Schwab shares (such as the number of the Schwab account in which you hold the shares, or the name of the broker and number of shares that you hold in an account outside of Schwab).

You may also write the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement or call the Assistant Corporate Secretary at (415) 667-0967 if you plan to attend the in-person meeting.

How may I vote shares at the annual meeting?

If you plan to vote at the annual meeting and your shares are held in “street name” (e.g., through a bank or broker), you will need a legal proxy to vote your shares at the annual meeting. You may obtain a legal proxy from your bank or broker. If you plan to vote at the virtual meeting, please send your legal proxy to our transfer agent, Wells Fargo Bank, N.A., by fax to (651) 450-4026 or email to wfssproxyteam@wellsfargo.com. If you plan to vote at the in-person meeting, you may bring the legal proxy with you.

If you hold shares registered in your name (e.g., in certificate form), you will not need a legal proxy to vote your shares.

How do I access the virtual annual meeting?

To access the virtual annual meeting, please go to:

www.schwabevents.com/corporation

If you register in advance to attend the annual meeting, we will email you information on how to access the area of the virtual meeting where you will be able to submit questions and vote.

How do I attend the in-person meeting?

If you plan to attend the in-person meeting, in accordance with our security procedures, you will be asked to present picture identification to enter the meeting. Attendance at the annual meeting is limited to stockholders or one named representative of a stockholder. Seating is limited and, therefore, admission to the annual meeting is on a first-come, first-served basis. If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual must also be provided.

By Order of the Board of Directors,

CARRIE E. DWYER

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND

CORPORATE SECRETARY

MARCH 30, 2010

SAN FRANCISCO, CALIFORNIA

EXHIBIT A

CORPORATE EXECUTIVE BONUS PLAN (AS PROPOSED TO BE AMENDED)

THE CHARLES SCHWAB CORPORATION

CORPORATE EXECUTIVE BONUS PLAN

(As Amended and Restated as of February 23, 2005)

(Approved by Stockholders on May 19, 2005)

(Amended and Restated December 12, 2007)

(Amended and Restated October 23, 2008)

(Amended and Restated December 9, 2009)

(Approved by Stockholders on May [    ], 2010)

SECTION 1. PURPOSE OF THE PLAN

The Charles Schwab Corporation Corporate Executive Bonus Plan (the “Plan”) is established to promote the interests of The Charles Schwab Corporation and its Subsidiaries (collectively the “Company”), by creating an incentive program to (a) attract and retain employees with outstanding competencies who will strive for excellence (b) motivate those individuals to exert their best efforts on behalf of the Company by providing them with compensation in addition to their base salaries; and (c) further the identity of interests of such employees with those of the Company’s stockholders through a strong performance-based reward system.

SECTION 2. ADMINISTRATION OF THE PLAN

The Compensation Committee of the Board of Directors of the Company (the “Committee”) shall administer the Plan. The Committee shall be composed solely of two or more “outside directors” within the meaning of Treasury Regulations Section 1.162-27 (or any successor regulation) and shall be appointed pursuant to the Bylaws of the Company. The members of the Committee shall be ineligible for awards under this Plan for services performed while serving on the Committee. The Committee shall have discretionary authority to interpret the Plan, establish rules and regulations to implement the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan, in its sole discretion. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

SECTION 3. ELIGIBILITY FOR AWARDS

(a)	Eligibility Requirements. Awards under the Plan may be granted by the Committee to those Employees holding Executive Vice President or comparable or higher executive-level positions with the Company. Except in the event of retirement, death, or disability, an individual in these positions shall be eligible to participate in the Plan if he or she is an Employee of the Company on the last day of the performance period. An individual who is on a leave of absence shall remain eligible, but his or her award shall be adjusted as provided in Section 4(g).

(b)	Definition of Employee. For purposes of the Plan, an individual shall be considered an “Employee” if he or she is employed by the Company or other business entity in which the Company shall directly or indirectly own, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock or other ownership interest (each a “Subsidiary”). No award may be granted to a member of the Company’s Board of Directors except for services performed as an employee of the Company.

SECTION 4. BONUS AWARDS

(a)	Form of Awards. Bonus awards under this Plan shall be paid, less applicable withholdings and deductions, in cash and/or stock and/or stock-based awards granted under The Charles Schwab Corporation 2004 Stock Incentive Plan.

EXHIBIT A

(b)	Target Award Amounts. Target award amounts shall be based on a percentage of each eligible Employee’s annual base salary for each performance period as determined by the Committee in its sole discretion not later than 90 days after the commencement of the performance period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal, or after 25 percent of the performance period (as scheduled in good faith at the time the goal is established) has elapsed.

(c)	Bonus Formula. The formula used to determine bonus awards for each eligible Employee shall be determined according to a matrix or matrices that shall be adopted by the Committee not later than 90 days after the commencement of the performance period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal, or after 25 percent of the performance period (as scheduled in good faith at the time the goal is established) has elapsed. The matrix or matrices may be different for each eligible Employee and shall be based on one or more objective performance criteria to be selected by the Committee from among the following: pre-tax operating profit margin, pre-tax reported profit margin, after-tax operating profit margin, after-tax reported profit margin, pre-tax operating profits, pre-tax reported profits, cash flow, revenues, revenue growth, operating revenue growth, client net new asset growth, return on assets, return on equity, return on investment, stockholder return and/or value, earnings per share, conversions of and/or increase in client assets, sales (of products, offers, or services) and changes between years or periods that are determined with respect to any of the above-listed performance criteria. Performance criteria may be measured solely on a corporate, subsidiary, enterprise or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date the formula is approved by the Committee. Awards shall be determined by applying the bonus formula to the target award amount of each eligible Employee. Except in the case of the Chief Executive Officer, payouts described in this subsection shall be calculated and paid on the basis of a quarterly or annual performance period, or a combination thereof, as determined by the Committee in its sole discretion. In the case of the Chief Executive Officer, payouts described in this subsection shall be made on an annual basis, based on the Company’s results for the full year. Bonus awards for any eligible Employee shall not be provided under this Plan if such awards are separately determined under an employment agreement or other arrangement.

(d)	Maximum Award Amounts. The maximum award that may be paid to any eligible Employee (other than the Chief Executive Officer) under this Plan for any calendar year shall not exceed $8 million as calculated by the Committee at the end of the performance period. The maximum award that may be paid to the Chief Executive Officer under this Plan for any calendar year shall not exceed $15 million as calculated by the Committee at the end of the performance period.

(e)

Power to Reduce Bonus Amounts. Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce the amount payable to any eligible Employee including the Chief Executive Officer (or to determine that

EXHIBIT A

no amount shall be payable to such eligible Employee) with respect to any award prior to the time the amount otherwise would have become payable hereunder. Such reductions may be based upon the recommendations of the Chief Executive Officer. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other eligible Employees under the Plan.

(f)	Entitlement to Bonus. No eligible Employee shall earn any portion of a bonus award under the Plan until the last day of the relevant performance period and only if the Committee has approved the bonus award and, to the extent required by section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), has certified that the applicable performance criteria have been satisfied.

(g)	Termination of Employment and Leaves of Absence. Except in the event of retirement, death, or disability, if an Employee ceases to be employed by the Company for any reason on or before the date when the bonus is earned, then he or she shall not earn or receive any bonus under the Plan. If an eligible Employee is on an unpaid leave of absence for a portion of the relevant performance period, the Committee may award a bonus at the end of the performance period based on the achievement of the performance criteria, and such bonus shall be prorated to reflect only the time when he or she was actively employed and not any period when he or she was on leave. In the event of death or disability before the last day of the relevant performance period, the Committee shall have the sole discretion to award any bonus at the end of the performance period based on the achievement of the performance criteria. In the event of retirement before the last day of the relevant performance period, the Committee shall have the sole discretion to waive the requirement of being employed on the last day of the relevant performance period and award a bonus at the end of the performance period based on the achievement of the performance criteria. For all purposes of the Plan, “retirement” will mean any termination of employment with the Company and its subsidiaries for any reason other than death at any time after the Employee has attained age 55, but only if, at the time of termination, the Employee has been credited with at least ten (10) Years of Service under the Schwab Plan Retirement Savings and Investment Plan.

SECTION 5. PAYMENT OF BONUS AWARDS

Bonus awards shall be paid to each eligible Employee on or after January 1st and on or before March 15th of the calendar year immediately following the end of the fiscal year on which the award is based, regardless of whether the individual has remained in Employee status through the date of payment.

SECTION 6. GENERAL PROVISIONS

(a)	Plan Amendments. The Board of Directors of the Company or the Committee may at any time amend, suspend or terminate the Plan, provided that it must do so in a written resolution and such action shall not adversely affect rights and interests of Plan participants to individual bonuses allocated prior to such amendment, suspension or termination. Stockholder approval shall be obtained for any amendment to the extent necessary and desirable to qualify the awards hereunder as performance-based compensation under section 162(m) of the Code and to comply with applicable laws, regulations or rules.

(b)	Benefits Unfunded. No amounts awarded or accrued under this Plan shall be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an unfunded and unsecured obligation of the Company. Eligible Employees shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

EXHIBIT A

(c)	Benefits Nontransferable. No eligible Employee shall have the right to alienate, pledge or encumber his or her interest in this Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the Employee’s creditors or to attachment, execution or other process of law.

(d)	No Employment Rights. No action of the Company in establishing the Plan, no action taken under the Plan by the Committee and no provision of the Plan itself shall be construed to grant any person the right to remain in the employ of the Company or its subsidiaries for any period of specific duration. Rather, each Employee will be employed “at will,” which means that either such Employee or the Company may terminate the employment relationship at any time and for any reason, with or without cause or notice. Only the Chief Executive Officer has the authority to enter into an agreement on any other terms, and he or she can only do so in a writing signed by him or her. No Employee shall have the right to any future award under the Plan.

(e)	Exclusive Agreement. This Plan document is the full and complete agreement between the eligible Employees and the Company on the terms described herein.

(f)	Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

211 Main Street

San Francisco, California 94105

(415) 667-7000

www.schwab.com

LGL-13902-11 (3/10)

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 13, 2010

2:00 p.m. (Pacific Time)

211 Main Street

San Francisco, California

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 13, 2010:

The proxy statement and annual report to security holders are available in the “Investor Relations” section of our web site at www.aboutschwab.com.

The Annual Meeting of Stockholders also will be hosted as a virtual event via the Internet.

For information about the virtual meeting, visit www.schwabevents.com/corporation.

211 Main Street	proxy
San Francisco, CA 94105

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2010.

The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab Corporation Dividend Reinvestment Plan, Employee Stock Purchase Plan and/or The SchwabPlan Retirement Savings and Investment Plan will be voted as you specify on the reverse side.

If you sign and return your proxy card and no choice is specified, your shares will be voted “FOR” Proposals 1(a), 1(b), 2 and 3, and “AGAINST” Proposals 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab, Walter W. Bettinger II and/or Carrie E. Dwyer with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

101220

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.
INTERNET – www.ematerials.com/schw
Use the internet to vote your proxy until 12:00 p.m. (CT) on May 12, 2010.
PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 12, 2010.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by internet or by telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

  Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1(a), 1(b), 2 and 3, and AGAINST Proposals 4 and 5.
Election of directors:		FOR	AGAINST	ABSTAIN

1(a).	Arun Sarin	☐	☐	☐

1(b).	Paula A. Sneed	☐	☐	☐

2.	Ratification of independent auditors				☐ For		☐ Against	☐ Abstain

3.	Approval of amended Corporate Executive Bonus Plan				☐ For		☐ Against	☐ Abstain

4.	Stockholder proposal regarding political contributions				☐ For		☐ Against	☐ Abstain

5.	Stockholder proposal regarding death benefits				☐ For		☐ Against	☐ Abstain

WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED; (2) IF NO DIRECTION IS GIVEN, FOR PROPOSALS 1(A), 1(B), 2 AND 3, AND AGAINST PROPOSALS 4 AND 5; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB, WALTER W. BETTINGER II AND/OR CARRIE E. DWYER IF ANY OTHER MATTER COMES BEFORE THE ANNUAL MEETING FOR A VOTE.

Address Change? Mark box, sign, and indicate changes below: ☐						Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.